UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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IMPROVING LIFE AT HOME

2022 PROXY STATEMENT AND

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHIRLPOOL CORPORATION Global Headquarters 2000 North M-63 Benton Harbor, Michigan 49022-2692

Dear Fellow Shareholder:

First and foremost, we would like to express our sincere appreciation for your continued support as a Whirlpool shareholder. As we all know, 2021 was a year of macroeconomic volatility, including significant COVID-19 uncertainty, inflationary pressures and global supply chain disruptions that impacted our business, and most industries around the world. We took decisive actions to protect our employees and stakeholders and progress forward as a company. We strengthened our commitment to operate sustainably and create shareholder value with our pledge to reach net zero emissions and the introduction of our increased long-term value creation goals. Our diverse and experienced Board provided strategic oversight to help us navigate the challenges of 2021 and end the year in a stronger place than we began. We are proud to tell our corporate governance story in the following pages, which includes these highlights.

Board Refreshment and Diversity

Whirlpool remains committed to a Board composition that reflects an effective mix of business expertise, company knowledge, and diverse perspectives, and our goal is to strike the right balance between board refreshment and continuity. We have added five new directors to our Board in the past six years and two female directors to our Board in the past three years. Seven of our directors are gender or racially/ethnically diverse.

Sustainability and Corporate Responsibility

Our Board is responsible for overseeing the integration of environmental, social, and governance (ESG) principles throughout Whirlpool. In 2021, the Board participated in a deep dive education session on ESG trends which included external advisors. The Board reviewed the distribution of oversight responsibility for ESG risks among the Board and its standing committees. In 2021, we continued to demonstrate action towards our ESG goals and announced a global commitment to reach a net zero emissions target in our plants and operations by 2030. We made progress on the Whirlpool Racial Equality Pledge to our employees and to our communities. We also issued our first sustainability bond and committed to allocate proceeds to projects that support our sustainability and social responsibility goals. And the Board continued to exercise effective oversight of Whirlpool’s cybersecurity and data privacy programs.

COVID-19 and Employee Health and Safety

The Board continued to oversee our COVID-19 response strategy, in which we maintained our steadfast commitment to the health and safety of our employees. We continued to operate safely in the face of the COVID-19 pandemic through safety protocols, employee and community education, and vaccination programs and incentives. We also supported community efforts aimed at combating the pandemic, including donating funds and medical supplies to alleviate shortages in the communities in which we operate. And we developed a global and holistic well-being strategy that we are excited to roll out this year.

Shareholder Engagement

Whirlpool values the feedback of our shareholders and seeks opportunities to engage on company performance, strategy, and governance, among other topics. We continue to engage with shareholders on important issues such as ESG, executive compensation, strategy and results, Board diversity, and our COVID-19 response, and we share their feedback with our Board.

It is our pleasure to invite you to attend the 2022 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 19, 2022, at 8:00 a.m, Chicago Time, at 331 North LaSalle, Chicago Illinois. At the meeting, shareholders will vote on the matters set forth in the formal notice of the meeting that follows on the next page. In addition, we will discuss our 2021 performance and our outlook for this year, and we will answer your questions. We have included with this booklet an annual report containing important financial and other information about Whirlpool. Your vote is important and much appreciated!

MARC R. BITZER Chairman of the Board and Chief Executive Officer	SAMUEL R. ALLEN Presiding Director

March 4, 2022

Notice Of 2022 Annual Meeting Of Stockholders

The 2022 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held on Tuesday, April 19, 2022, at 8:00 a.m., Chicago Time, at 331 North LaSalle, Chicago, Illinois, for the following purposes:

1.	To elect 13 persons to the Whirlpool Corporation Board of Directors (the “Board”);

2.	To approve, on an advisory basis, Whirlpool Corporation’s executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2022; and

4.	To transact such other business as may properly come before the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to April 19, 2022. Please email corporate_secretary@whirlpool.com if you wish to examine the stockholder list prior to the annual meeting. The stockholder list will also be available during the annual meeting.

We continue to monitor developments regarding the COVID-19 pandemic, including protocols that federal, state, and local governments have imposed. Our top priority is to protect the health and well-being of our stockholders, employees, and the general public. In the event we determine it is necessary or appropriate to hold the meeting by remote communication, we will announce this decision in advance, and details will be posted on the Investor Relations section of our company website and filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

BRIDGET K. QUINN

Deputy General Counsel and Corporate Secretary

March 4, 2022

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on April 19, 2022

This Proxy Statement and Annual Report are Available at:

https://investors.whirlpoolcorp.com/financial-information/annual-reports-and-proxy-statements/

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

GENERAL INFORMATION

▶   Meeting: Annual Meeting of Stockholders

▶   Date: Tuesday, April 19, 2022

▶   Time: 8:00 a.m., Chicago Time

▶   Location: 331 North LaSalle, Chicago, Illinois

▶   Record Date: February 22, 2022

▶   Stock Symbol: WHR

▶   Exchange: NYSE & CHX

▶   Common Stock Outstanding as of the Record Date: 58,462,497 shares

▶   Registrar & Transfer Agent: Computershare Trust Company, N.A.

▶   Corporate Website: www.whirlpoolcorp.com

2021 COMPANY PERFORMANCE HIGHLIGHTS *

In 2021, Whirlpool delivered 13% revenue growth, record full-year GAAP earnings per share of $28.36 and record ongoing (non-GAAP) earnings per share of $26.59. We delivered a record GAAP net earnings margin of 8.1% and a record ongoing EBIT margin of 10.8%. We generated solid cash from operating activities of $2.2 billion and record adjusted free cash flow (non-GAAP) of $2.0 billion. We also strengthened our balance sheet by delivering upon our long-term gross debt leverage target.

Earnings per share of $28.36 (GAAP) and $26.59 (Ongoing)	Cash from operating activities of $2.2 Billion Adjusted free cash flow of $2.0 Billion	Significant cash returned to investors $1.4 Billion in share repurchases and dividends

*	See page 21 for details of the Company’s results for the 2021 fiscal year. Please also see Annex A for a reconciliation of non-GAAP financial measures.

The proxy statement and annual report are available at www.proxyvote.com

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	i

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Board recommendation

Item 1: Election of Directors (page: 1)

You are being asked to vote on the election of 13 Directors. The Corporate Governance and Nominating Committee believes that these nominees possess the experience and qualifications to exercise sound oversight of management. Directors are elected by majority vote for a term of one year.

FOR each nominee

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation (page: 55)

You are being asked to approve, on an advisory basis, the compensation of Whirlpool Corporation’s Named Executive Officers for 2021.

FOR

Item 3: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2022 (page: 59)

You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for fiscal year 2022.

FOR

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Additional information about the Company’s corporate governance policies and ESG initiatives, can be found on pages 13-15.

Environmental

▶  Announced and made progress on global commitment to reach a net zero emissions target in our plants and operations by 2030, while reducing water intensity

▶  Achieved progress on our GHG emission intensity for products

▶  Accelerated our investments in renewable energy, including entry into new Virtual Power Purchase Agreement (VPPA)

▶  Made significant progress to reach Zero Waste to Landfill in 2022, developed new recycled content alternatives, and began phasing out non-recyclable packaging

▶  Issued our first Sustainability Bond

Social

▶  Held third annual global inclusion week

▶  Developed global and holistic well-being strategy that will launch in 2022

▶  Took action on our pledge to Equality and Fairness for our Black Colleagues

▶  Redefined our commitment to Corporate Social Responsibility through launch of House + Home strategy, and contributed $12 million to the Whirlpool Foundation for investment in our communities

▶  Continued our collaboration with United Way® to fund non-profit campaigns in our communities; Chairman and CEO serves on Board of Trustees for United Way Worldwide

▶  Renewed our longstanding relationship with Habitat for Humanity®

▶  Maintained our steadfast commitment to the health and safety of our employees through our response to the COVID-19 pandemic

Governance

▶  Board diversity (7 out of 12 independent directors gender or racially/ethnically diverse)

▶  Board refreshment (5 new directors over the past 6 years)

▶  Independent Presiding Director

▶  Strong ESG governance through oversight by our Board and Executive Leadership team, validated by improved rankings from ISS, MSCI, Just Capital, and Newsweek (#4 on list of America’s Most Responsible Companies)

▶  Deployed strategic priorities through our ESG Councils and Task Force

▶  Continued our commitment to responsible sourcing with supplier audits and by meeting aggressive standards on restricted materials

▶  Expanded our scope of limited assurance from our external auditor for ESG disclosures

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PROXY SUMMARY

DIRECTOR NOMINEES

Additional details about each of the director nominees can be found beginning on page 1.

			Committee Membership

Name	Age	Director since	Audit	Corporate Governance & Nominating	Finance	Human Resources	Independent

Samuel R. Allen	68	2010		Chair		✓	*

Marc R. Bitzer	57	2015

Greg Creed	64	2017			✓	Chair	*

Gary T. DiCamillo	71	1997	✓		✓		*

Diane M. Dietz	56	2013			✓	✓	*

Gerri T. Elliott	65	2014			✓	✓	*

Jennifer A. LaClair	50	2020	✓	✓			*

John D. Liu	53	2010	✓		Chair		*

James M. Loree	63	2017	✓			✓	*

Harish Manwani	68	2011		✓		✓	*

Patricia K. Poppe	53	2019	✓	✓			*

Larry O. Spencer	68	2016		✓	✓		*

Michael D. White	70	2004	Chair	✓			*

TENURE, EXPERIENCE, AND DIVERSITY

Our Board of Directors reflects an effective mix of business expertise, company knowledge, and diverse perspectives.

Board Tenure of Independent Directors	Board Diversity and Experience of Independent Directors

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PROXY SUMMARY

COMPENSATION HIGHLIGHTS

The Compensation Discussion & Analysis (“CD&A”) section beginning on page 21 includes the following highlights:

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging

✓	Robust executive stock ownership guidelines	Gross up for excise taxes

✓	“Double trigger” change in control	Reprice or reload stock options

✓	Claw-back policies for all variable pay	Enter into employment contracts with U.S.-based Named Executive Officers

OUR COMPENSATION PHILOSOPHY: PAY FOR PERFORMANCE

Whirlpool employs a pay-for-performance philosophy under which a significant portion of pay is performance-based and tied to the drivers of long-term stockholder value, including both business results and individual performance. The majority of 2021 CEO and Named Executive Officer (“NEO”) target compensation consisted of at-risk pay, as demonstrated in the illustration below.

Executive Compensation Pay Mix

CEO Total Target Compensation	Other NEOs’ Average Total Target Compensation

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ITEM 1 - ELECTION OF DIRECTORS

Item 1 – Directors and Nominees

for Election as Directors

We believe our Board should be composed of individuals with experience and demonstrated expertise in many substantive areas that impact our business and align with our strategy. Our directors and nominees possess the professional and personal qualifications necessary for service on our Board. We have highlighted below the relevant skills self-identified by each director.

Global Strategic Imperatives	Deliver Product Leadership	Redefine What Product is	Win the Digital Consumer Journey	Reinvent Our Value Chain

	Allen	Bitzer	Creed	DiCamillo	Dietz	Elliott	LaClair	Liu	Loree	Manwani	Poppe	Spencer	White

Knowledge, Skills & Experience
Leadership of large/complex organizations	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Global business operations	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
International work experience	✓	✓	✓	✓		✓	✓		✓	✓		✓	✓
Corporate strategy/M&A	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Sales and trade management	✓	✓	✓	✓	✓	✓	✓		✓	✓			✓
Product development	✓	✓	✓	✓	✓				✓	✓		✓	✓
Innovation, technology, and engineering	✓	✓		✓	✓	✓	✓		✓		✓	✓	✓
Global supply chain, manufacturing, and logistics	✓	✓		✓	✓		✓		✓	✓	✓	✓	✓
Marketing, digital marketing, branded consumer products		✓	✓	✓	✓	✓	✓		✓	✓	✓		✓
Accounting, finance, and capital structure	✓	✓		✓			✓	✓	✓		✓	✓	✓
Board practices of other major corporations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal/regulatory and government affairs					✓				✓		✓	✓	✓
Human capital management	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Cybersecurity						✓	✓		✓		✓	✓

Gender
Male	✓	✓	✓	✓				✓	✓	✓		✓	✓
Female					✓	✓	✓				✓

Racial/Ethnicity
White	✓	✓	✓	✓	✓	✓	✓		✓		✓		✓
Black or African American												✓
Asian or South Asian								✓		✓
Military Service		✓										✓

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ITEM 1 - ELECTION OF DIRECTORS

We currently have 13 directors on the Board. Directors who are elected will serve until our next annual meeting of stockholders and stand for re-election annually. Each of the nominees below has consented to be a nominee named in this proxy statement and to serve if elected. The Board recommends a vote FOR the election of each of the director nominees below.

SAMUEL R. ALLEN

Mr. Allen, 68, has served as a director since 2010. Mr. Allen is the former Chairman and Chief Executive Officer of Deere & Co., a farm machinery and equipment company. He held the position of Chairman at Deere from February 2010 until his retirement from the board of directors in May 2020. He served in the role of Chief Executive Officer from 2009 until November 2019. Mr. Allen joined Deere & Co. in 1975 and since that time held positions of increasing responsibility. Mr. Allen also has served as a director of Dow Inc. since August 2019.

• Committees: Corporate Governance and Nominating (Chair), Human Resources

MARC R. BITZER

Mr. Bitzer, 57, has served as Chairman of the Board of Whirlpool Corporation since January 2019 and as a director since 2015. Mr. Bitzer has been President and Chief Executive Officer of Whirlpool Corporation since 2017. He served as President and Chief Operating Officer of Whirlpool Corporation from 2015 to 2017. Prior to this role, Mr. Bitzer was Vice Chairman, Whirlpool Corporation, a position he held from 2014 to 2015. Mr. Bitzer had been President of Whirlpool North America and Whirlpool Europe, Middle East, and Africa after holding other positions of increasing responsibility since 1999. Mr. Bitzer has served on the Supervisory Board of The BMW Group since May 2021.

GREG CREED

Mr. Creed, 64, has served as a director since 2017. Mr. Creed served as Chief Executive Officer of Yum! Brands, Inc., a leading operator of quick service restaurants, from 2015 until his retirement in December 2019. Following his retirement, Mr. Creed provided advisory services to Yum! throughout 2020 on a part-time basis. He served as Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011 after holding other positions of increasing responsibility with the company since 1994. Mr. Creed has served as a director of Aramark since January 2020 and Sow Good Inc. since October 2020. Mr. Creed also served as a director of Yum! from 2014 to 2020 and International Game Technology from 2010 to 2015.

• Committees: Human Resources (Chair), Finance

GARY T. DICAMILLO

Mr. DiCamillo, 71, has served as a director since 1997. He has been a Partner at Eaglepoint Advisors, LLC, a turnaround, restructuring, and strategic advisory firm, since 2010. He also served as President and Chief Executive Officer of Universal Trailer Corporation from 2017 to January 2020. Prior to joining Eaglepoint Advisors, LLC, Mr. DiCamillo was President and Chief Executive Officer of Advantage Resourcing, a professional and commercial staffing company, from 2002 until 2009. From 1995 to 2002, Mr. DiCamillo served as Chairman and Chief Executive Officer of Polaroid Corporation. Mr. DiCamillo has served as the Lead Director of Purple Innovation, Inc. since 2019 and a director of Purple (formerly known as Global Partner Acquisition Corp.) since 2015, and Universal Trailer Corporation from 2011 to 2020. He previously served as a director of Pella Corporation from 1993 to 2007 and 2010 to 2018; the Sheridan Group, Inc. from 1989 to 2017; and as a director, as well as Lead Director, of 3Com Corporation from 2000 to 2009.

• Committees: Audit, Finance

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ITEM 1 - ELECTION OF DIRECTORS

DIANE M. DIETZ

Ms. Dietz, 56, has served as a director since 2013. Ms. Dietz served as President and Chief Executive Officer of Rodan & Fields, LLC, a leading premium skincare company, from 2016 until her retirement in April 2021. Ms. Dietz served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., a leading food and drug retailer, from 2008 to 2015. Prior to joining Safeway, Inc., Ms. Dietz held positions of increasing responsibility with The Procter & Gamble Company from 1989 through 2008.

• Committees: Finance, Human Resources

GERRI T. ELLIOTT

Ms. Elliott, 65, has served as a director since 2014. Ms. Elliott has served as the Executive Vice President and Chief Customer and Partner Officer of Cisco Systems, Inc. (“Cisco”) since 2018 (Ms. Elliott will retire from Cisco effective May 1, 2022). Ms. Elliott previously served as the Executive Vice President, Strategic Advisor and Chief Customer Officer of Juniper Networks, a producer of high-performance networking equipment, from 2013 to 2014. Ms. Elliott began her employment with Juniper Networks in 2009 and held positions of increasing responsibility with the company through 2014. Before joining Juniper Networks, Ms. Elliott held positions of increasing responsibility at Microsoft Corporation and IBM Corporation. Ms. Elliott has served as a director of Marqeta, Inc. since May 2021. Ms. Elliott was previously a director of Bed Bath & Beyond, Inc. from 2014 to 2017; Imperva, Inc. from 2015 to 2018; Marvell Technology Group Ltd. from 2017 to 2018; and Mimecast Limited from 2017 to 2018.

• Committees: Finance, Human Resources

JENNIFER A. LACLAIR

Ms. LaClair, 50, has been a director since 2020. She has served as the Chief Financial Officer of Ally Financial Inc., a leading financial services provider, since joining the company in 2018. Ms. LaClair is responsible for oversight of Ally’s finance, accounting, capital markets, treasury, investor relations, supply chain, and modeling and analytics functions. Prior to joining Ally, Ms. LaClair spent ten years at PNC Financial Services, where she held various finance and leadership roles, most recently as the head of the company’s business bank. Before that, she served as Chief Financial Officer for all of PNC’s business lines. Earlier in her career, Ms. LaClair was a consultant with McKinsey and Company and spent six years working in international economic development. Ms. LaClair currently serves as a board member of the Federal Reserve Bank of Richmond, including as Chair of the National Information Technology Committee.

• Committees: Audit, Corporate Governance and Nominating

JOHN D. LIU

Mr. Liu, 53, has served as a director since 2010. Mr. Liu has been the Chief Executive Officer of Essex Equity Management, a financial services company, and Managing Partner of Richmond Hill Investments, an investment management firm, since 2008. Prior to that time, Mr. Liu was employed for 12 years by Greenhill & Co. Inc., a global investment banking firm, in positions of increasing responsibility including Chief Financial Officer. Mr. Liu has served as a director of Greenhill since 2017.

• Committees: Finance (Chair), Audit

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ITEM 1 - ELECTION OF DIRECTORS

JAMES M. LOREE

Mr. Loree, 63, has served as a director since 2017. Mr. Loree has been President and Chief Executive Officer of Stanley Black & Decker, Inc., a leading industrial and consumer products company, since 2016. Mr. Loree served as President and Chief Operating Officer of the company from 2013 to 2016; Chief Operating Officer from 2009 to 2013; Executive Vice President and Chief Financial Officer from 2002 to 2009; and Vice President and Chief Financial Officer from 1999 to 2002. Prior to joining Stanley Black & Decker, Mr. Loree held positions of increasing responsibility in financial and operating management in business, corporate, and financial services at General Electric from 1980 to 1999. Mr. Loree has served as a director of Stanley Black & Decker since 2016, and previously served on the board of Harsco Corporation from 2010 to 2016 and as Chairman of Harsco’s Audit Committee from 2012 to 2016.

• Committees: Audit, Human Resources

HARISH MANWANI

Mr. Manwani, 68, has served as a director since 2011. Mr. Manwani is a Senior Operating Partner with Blackstone Group who has advised select Blackstone portfolio companies since 2015. Mr. Manwani is the former Chief Operating Officer of Unilever, a global consumer product brands company, a position he held from 2011 until his retirement in 2014. Mr. Manwani is also a director of Gilead Sciences, Inc. since 2018. Mr. Manwani previously served as the non-executive Chairman of Hindustan Unilever Limited from 2005 to 2018, and as a director of Pearson plc from 2013 to 2018, Nielsen Holdings plc from 2015 to 2021 and Qualcomm Inc. from 2014 through March 2022.

• Committees: Corporate Governance and Nominating, Human Resources

PATRICIA K. POPPE

Ms. Poppe, 53, has served as a director since December 2019. Ms. Poppe has been Chief Executive Officer of PG&E Corporation and a member of PG&E’s board of directors since January 2021. Prior to joining PG&E, Ms. Poppe served as President and Chief Executive Officer of CMS Energy Corporation and its principal subsidiary, Consumers Energy Company, Michigan’s largest utility and the nation’s fourth largest combination utility, from 2016 to December 2020. Ms. Poppe served as Senior Vice President of distribution operations, engineering, and transmission for CMS and Consumers from 2015 to 2016, after holding positions of increasing responsibility since joining the company in 2011. Ms. Poppe held a variety of automotive management positions and served as power plant director at Detroit, Michigan-based DTE Energy before joining Consumers Energy in 2011. Ms. Poppe also served as a director of CMS Energy and Consumers Energy from 2016 to 2020.

• Committees: Audit, Corporate Governance and Nominating

LARRY O. SPENCER

General Spencer, 68, has served as a director since 2016. General Spencer serves as President of the Armed Forces Benefit Association and 5Star Life Insurance Company, a position he has held since March 2020. General Spencer served until March 2019 as President of the United States Air Force Association, a position he held since his retirement as a four-star general in 2015 after serving 44 years with the United States Air Force. General Spencer held positions of increasing responsibility with the Air Force, which included Vice Chief of Staff, the second highest-ranking military member in the Air Force. General Spencer was the first Air Force officer to serve as the Assistant Chief of Staff in the White House Military Office and he served as Chief Financial Officer and then Director of Mission Support at a major command. General Spencer is also a director of Triumph Group, Inc. since 2018 and Haynes International, Inc. since 2020.

• Committees: Corporate Governance and Nominating, Finance

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ITEM 1 - ELECTION OF DIRECTORS

MICHAEL D. WHITE

Mr. White, 70, has served as a director since 2004. Mr. White served as the Chairman, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 until his retirement in 2015. He also served as a director of DIRECTV from 2009 until 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International, and Vice Chairman, PepsiCo, Inc. after holding positions of increasing responsibility with PepsiCo since 1990. Mr. White is also a director of Kimberly-Clark Corporation since 2015 and Bank of America Corporation since 2016.

• Committees: Audit (Chair), Corporate Governance and Nominating

The Board of Directors recommends that stockholders vote FOR the election of each of these nominees as a director.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Corporate Governance

BOARD OF DIRECTORS AND COMMITTEES

During 2021, our Board met six times and had four committees. The committees consisted of an Audit Committee, a Corporate Governance and Nominating Committee, a Human Resources Committee, and a Finance Committee. Each committee may form subcommittees and delegate certain actions to those subcommittees. Each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served. All directors properly nominated for election are expected to attend the annual meeting of stockholders. In 2021, all of our directors attended the annual meeting.

The table below lists the number of times each committee met in 2021, the major responsibilities and 2021 accomplishments of each committee, and the current membership for each committee.

Committee	Key Responsibilities and Accomplishments
Audit

• Oversee accounting functions, internal controls, and the integrity of financial statements and related reports

• Oversee compliance with legal and regulatory requirements, including ethics and compliance risks, and monitor risk management and assessment processes

• Retain the independent registered public accounting firm, monitor the firm’s performance, qualifications, and independence, and approve all fees

• Oversee the performance of our internal audit function

7 meetings	• In 2021, oversaw the Company’s update of corporate long-term value creation goals
Committee Members:	White (Chair), DiCamillo, LaClair, Liu, Loree, and Poppe
Corporate Governance and Nominating

• Identify potential Board members and recommend director nominees

• Annually review Board and committee effectiveness

• Recommend changes to director compensation and committee rotation

• Recommend the corporate governance principles adopted by Whirlpool

• Monitor governance trends and shareholder feedback

3 meetings	• In 2021, reviewed evolving governance trends and shareholder feedback
Committee Members:	Allen (Chair), LaClair, Manwani, Poppe, Spencer, and White
Human Resources

• Determine and approve compensation for CEO and other executive officers

• Approve goals or objectives for CEO compensation and evaluate CEO performance

• Determine and approve equity grants for executive officers and each employee subject to Section 16 of the Securities Exchange Act of 1934

• Make recommendations to the Board on Company incentive plans

• Review Human Capital Management metrics

3 meetings	• In 2021, oversaw compensation planning for Chief Operating Officer election and North America leadership transition
Committee Members:	Creed (Chair), Allen, Dietz, Elliott, Loree, and Manwani
Finance

• Review capital policies and strategies to set an acceptable capital structure, including debt issuance and share repurchases

• Review policies regarding dividends, derivatives, liquidity management, interest rates, and foreign exchange rates

• Review tax-planning strategy and initiatives

• Oversee the establishment and implementation of guidelines relating to the management of significant financial structure risks

• Review transactions related to ESG strategy

4 meetings	• In 2021, oversaw the Company’s issuance of its first-ever Sustainability Bond and approved entry into new Virtual Power Purchase Agreement
Committee Members:	Liu (Chair), Creed, DiCamillo, Dietz, Elliott, and Spencer

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its committees, and reports its findings to the full Board. Twelve of our 13 directors are non-employee directors (all except Mr. Bitzer). The Board has adopted the New York Stock Exchange (“NYSE”) listing standards for evaluating director independence, but has not adopted any other categorical standards of materiality for independence purposes. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual director questionnaires) that exist between Whirlpool and the entities with which our directors or members of their immediate families are, or have been, affiliated. For 2021, the Committee evaluated certain transactions that arose in the ordinary course of business between Whirlpool Corporation and such entities and which did not exceed the thresholds provided under the NYSE listing standards. Information provided by the directors and Whirlpool did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) that would impair the independence of any of the non-employee directors. Based on the report and recommendation of the Corporate Governance and Nominating Committee, the Board has determined that each of its non-employee directors satisfy the independence standards set forth in the listing standards of the NYSE.

COMMITTEE MEMBER INDEPENDENCE AND EXPERTISE

Each Board committee is composed solely of independent directors who meet the independence standards under the NYSE listing standards.

In addition, the Audit Committee members all meet the enhanced independence standards for audit committee members set forth in the NYSE listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission (“SEC”). The Board has determined that each member of the Audit Committee satisfies the financial literacy qualifications of the NYSE listing standards, and that Mr. White, the Audit Committee Chair, and Mr. DiCamillo, the prior Audit Committee Chair, qualify under the “audit committee financial expert” criteria established by the SEC and have accounting and financial management expertise as required under the NYSE listing rules.

Similarly, the Human Resources Committee members all meet the enhanced independence standards for compensation committee members under the NYSE listing standards (which incorporates the standards set forth in the rules of the SEC), and qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. For information about the Human Resources Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis – Role of the Human Resources Committee” below.

Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board regularly evaluates our Board leadership structure to ensure that it operates effectively in the current environment, recognizing that organizational needs may change over time. Currently, each of our directors, other than the Chairman and CEO, is independent, and each of our Board committees is composed entirely of independent directors. Our independent directors have direct access to members of senior management, and meet in executive session at each board and committee meeting. They are experienced, objective, and well-equipped to exercise oversight over management and represent the interests of shareholders. At the present time, the Board believes that the joint leadership of a combined Chairman and CEO and an independent Presiding Director with significant responsibilities is the optimal leadership structure.

The Board has determined that combining the Chairman and CEO positions provides clear and consistent leadership on our strategic imperatives and operating priorities, and ensures that the Board’s oversight of risk is appropriately informed and focused. In addition, Mr. Bitzer’s unique expertise and knowledge of the business, having served Whirlpool for over 20 years in positions of increasing responsibility globally, contributes significantly to how the Board oversees our strategy and risk management.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board leadership is further enhanced by the role of the independent Presiding Director. Mr. Allen has served as Presiding Director since 2017, prior to Mr. Bitzer’s election as Chairman of the Board, and through multiple business cycles as a director of the Company since 2010. The Board believes the Presiding Director provides effective independent Board leadership in executing the critical responsibilities set forth below.

Presiding Director Responsibilities
• Coordinates with the Chairman and CEO in establishing the annual agenda and topic items for Board meetings;
• Presides at executive sessions of independent directors at each Board meeting and provides feedback to the Chairman and CEO;
• Serves as a focal point for managing shareholder communication with independent directors;
• Retains independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;

• Assists the Human Resources Committee with the annual performance evaluation of the Chairman and CEO, and together with the Chair of the Human Resources Committee, meets with the Chairman and CEO to discuss the results of the evaluation; and

• Performs such other functions as the independent directors may designate from time to time.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Whirlpool and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

STRATEGY OVERSIGHT

Our Board is actively involved in overseeing and reviewing our corporate strategy, and the Board’s skills and experiences align with our strategic objectives. The Board formally reviews strategy, including risks and opportunities facing Whirlpool, at an annual strategic planning meeting. In addition, long-range strategic issues are discussed regularly at Board meetings. The Board regularly discusses strategy throughout the year with management and during executive sessions of the Board, as appropriate. For 2021, this strategic oversight included focus on our response to COVID-19 and global supply chain constraints. The Board leveraged its members’ expertise in critical areas such as finance, operations, and human capital management to provide effective oversight of our actions to meet our commitments to employees, trade customers, and consumers.

RISK OVERSIGHT

Board Risk Oversight Responsibilities

Our Board is responsible for overseeing risk management. The Board focuses on our risk management strategy and the most significant risks facing Whirlpool, and ensures that appropriate risk mitigation policies and procedures are implemented by management. Our Board is also responsible for oversight of our ESG strategy and risk management, including climate and water risk. Our Board is responsible for overseeing and holding senior management accountable for our global information security programs. This includes understanding our business needs and associated risks, and reviewing management’s strategy and recommendations for managing cyber risk. In line with this oversight responsibility, the Audit Committee receives reports on cyber program effectiveness periodically, and the Board receives a full presentation annually from the Chief Information Officer.

Annually, the Board reviews a comprehensive assessment and prioritization of enterprise risks for the coming year. The Board also receives risk management updates from management in connection with its general oversight and approval of significant matters.

Board Committee Risk Oversight Responsibilities

Our Board committees consider and address risk as they perform their respective committee responsibilities listed below. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise-level risk.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Whirlpool, and that our Board leadership structure supports this approach.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

AUDIT COMMITTEE

Oversees risks related to
the Company’s enterprise
risk management process,
system of disclosure
controls and internal
controls, compliance with
legal and regulatory
requirements, and
contingent liabilities or
risks.

CORPORATE GOVERNANCE & NOMINATING COMMITTEE Oversees risks arising from the Company’s corporate governance practices, Board composition, refreshment, and Committee leadership.	FINANCE COMMITTEE Oversees risks related to the Company’s financial structure and policies designed to mitigate financial risks.

HUMAN RESOURCES
COMMITTEE

Oversees risk relating to
the Company’s
compensation philosophy
and programs, including
evaluation of whether they
may create incentives or
disincentives that could
create risk to the
Company.

Management Risk Oversight Responsibilities

Our management is responsible for day-to-day risk management. Our risk management, internal audit, and compliance areas serve as the primary monitoring and testing functions for Company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business of Whirlpool.

COMPENSATION RISK ASSESSMENT

Whirlpool regularly reviews its employee compensation programs based on several criteria, including the extent to which they may result in risk to Whirlpool. Our compensation function, with assistance from the risk management and internal audit functions, annually assesses whether our compensation programs create incentives or disincentives that materially affect risk taking or are reasonably likely to have a material adverse effect on Whirlpool. The Human Resources Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), evaluates the results of this assessment. As part of this assessment, management and the Human Resources Committee considered the following risk-mitigating features of our compensation programs:

Risk-Mitigating Features of Whirlpool Corporation’s Compensation Programs
• Annual and long-term performance metrics used in our global compensation programs are multiple, different, balanced, and more heavily weighted toward corporate-wide financial metrics;
• Long-term incentive compensation represents a significant portion of our executive compensation mix;
• Metrics and goals used in the executive compensation programs are approved by the Human Resources Committee, which is composed solely of independent directors;
• The Human Resources Committee retains an independent consultant that is involved with an ongoing review of the executive compensation program;
• Significant stock ownership guidelines are in place for executives;
• Claw-back provisions for variable compensation programs are in place in the event of misconduct or material restatement;
• A robust Insider Trading Policy with hedging restrictions for all employees and directors, and pledging and margin trading restrictions for executives and directors;
• Our incentive designs avoid objectives that might maximize short-term payouts at the expense of long-term sustainable performance; and

• We have limited commission incentive programs which are designed to pay out based on profitability and are subject to multiple layers of management review, including an annual review of plan design and results by regional senior management.

Based on this assessment, the Human Resources Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on Whirlpool Corporation.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

SUCCESSION PLANNING

Our Board is responsible for executive succession planning. Under the Corporate Governance Guidelines, the Board is responsible for regularly reviewing leadership development initiatives and short term and long-term succession plans for the CEO and other senior management positions. The Board is responsible for the selection of the CEO, as well as plans regarding succession in the event of an emergency or the retirement of the CEO. Each year, as part of its succession planning process, our Chief Human Resources Officer provides the Board with recommendations on, and evaluations of, potential successors for all senior management roles. The Board reviews the senior executive team’s experience, skills, competencies, and potential, to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve our goals. Among other steps taken to promote this process throughout the year, the CEO’s direct reports regularly attend Board meetings and present to the Board, providing the Board with opportunities to interact with our senior management and assess their leadership capabilities.

COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD

The Board has adopted procedures for communications by stockholders and other interested parties with the Board, the Presiding Director, the independent directors as a group, and individual directors. The Board has designated the Corporate Secretary as its agent for the receipt and processing of such communications.

Interested parties may send communications to the Board as a whole, the Chairman of the Board, the Presiding Director, the independent directors as a group, a committee of the Board, a committee chair, or individual directors:

•	Electronically by email to: corporate_secretary@whirlpool.com; or

•	In writing by letter to:

[Name of Director or Group]

c/o Corporate Secretary

Whirlpool Corporation

2000 North M-63, MD 3602

Benton Harbor, MI 49022

Such communications should clearly identify the intended recipient.

INVESTOR ENGAGEMENT

We value the input and insights of our shareholders and are committed to continued engagement with investors, which we proactively undertake each year. Key topics of focus include environmental, social, and governance matters; Whirlpool strategy and results; board diversity and composition; executive compensation performance metrics; and our COVID-19 response. The Board considers investor feedback on these issues in its decision making and direction to management.

MAJORITY VOTING FOR DIRECTORS; DIRECTOR RESIGNATION POLICY

Our by-laws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board will nominate for election or re-election as director only candidates who have agreed to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon the failure to receive the required vote and Board acceptance of such resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

OUR INTEGRITY MANUAL (GLOBAL CODE OF ETHICS)

All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by our global code of ethics to ensure that our business is conducted in a legal and ethical manner. Our global code of ethics, titled “Our Integrity Manual,” defines our principles for ethical business conduct, and requires strict adherence to all laws and regulations applicable to our business. We believe Our Integrity Manual provides a strong foundation for continued enhancement of our strong culture of integrity. We intend to disclose future amendments to Our Integrity Manual, or waivers from its provisions for our executive officers and directors, on our website within four business days following the date of any such amendment or waiver.

DIRECTOR NOMINATIONS BY STOCKHOLDERS

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, that has held 3% or more of our outstanding shares of stock continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

To be included in the proxy materials for our 2023 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 10, 2022 and November 9, 2022. Such notice must be delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the mailing or email address under “Communications Between Stockholders and the Board” above. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.

Nomination of a director to be submitted for consideration at the 2023 annual meeting of stockholders, but not intended to be included as a “proxy access” nominee, must be received by the Corporate Secretary of Whirlpool personally or by registered or certified mail at the mailing address under “Communications Between Stockholders and the Board” above by January 18, 2023, and must satisfy the procedures set forth in the Whirlpool by-laws to be considered at the meeting. Our by-laws are posted for your convenience on the Whirlpool website: www.whirlpoolcorp.com/by-laws. Whirlpool believes that all nominees must, at a minimum, meet the selection criteria established by the Corporate Governance and Nominating Committee. The Board evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. Whirlpool has established, through its Corporate Governance and Nominating Committee, selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by stockholders.

BOARD REFRESHMENT, DIVERSITY, AND EVALUATION

Refreshment

The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. We believe it is valuable to have directors with varying lengths of service in order to strike the right balance between board refreshment and continuity. The five independent directors who joined the Board in the past six years bring fresh perspectives and critical skill sets. Our experienced directors have deep knowledge of our operations and the evolution of our strategy. In addition, longer service on our Board has provided several directors with significant exposure during various economic cycles to both our business and our industry. Our Corporate Governance Guidelines provide for retirement at age 72. Currently, our average tenure of independent director nominees is 9.4 years.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

To assist the Corporate Governance and Nominating Committee in identifying potential director nominees who meet the established criteria and priorities and to facilitate the screening and nomination process for such nominees, the Corporate Governance and Nominating Committee has retained third-party search firms. The Corporate Governance and Nominating Committee retains the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Desired personal qualifications for director candidates include: a reputation for personal and professional integrity, strength of character, sound business judgment, and the availability and commitment to devote sufficient time to the duties of the Board. Candidates should have strong interpersonal and communication skills in order to assess and challenge the way things are done and recommend alternative solutions to problems in a constructive manner. Candidates should be independent with the ability to represent the long-term interests of all shareholders. Candidates should not be employed by or affiliated with any organization that has significantly competitive lines of business or that may otherwise present a conflict of interest.

The Corporate Governance and Nominating Committee has determined that the skills and experiences appearing in the table under “Item 1 – Directors and Nominees for Election as Directors” above are most important to our Company’s strategy and governance, and the Committee seeks candidates with these skill sets.

We believe that our current practices are sufficient to provide for thoughtful and timely Board refreshment.

Diversity

The composition, skills, and needs of the Board change over time and will be considered in establishing the profile of desirable candidates for any specific opening on the Board. The Corporate Governance and Nominating Committee recognizes the benefits of a diverse Board membership reflecting differences in viewpoints, professional experiences, educational background, skills, race, gender, ethnicity, national origin, and age. The Committee is committed to seeking qualified diverse candidates, including diversity of race, gender, and ethnicity in each independent director search, and instructs any search firm that it engages accordingly. The Committee believes that this process is effective in maintaining the diversity of the Board’s composition.

Evaluation

The Corporate Governance and Nominating Committee leads our Board’s annual self-evaluation process. The evaluation process is conducted by soliciting an assessment from each director about the effectiveness of the Board and the committees on which he or she serves. Directors provide feedback about several topics including the Board and applicable committee’s structure and composition, interaction with management, and areas of focus, as well as the quality of meetings and materials. Each committee and the full Board then conducts separate discussions regarding the evaluation and assessment topics. Follow-up items are then addressed at subsequent Board and committee meetings. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. We believe that this triennial evaluation process, led by an objective third party with knowledge of best practices, complements our internal evaluation process and is an important component of good governance.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERSIGHT AND PRACTICES

Sound ESG Oversight

Our Board is responsible for overseeing the integration of environmental, social, and governance principles throughout Whirlpool’s business. The Board reviews and receives updates on our ESG issues, strategies, and key initiatives on a regular cadence. Regional business leaders and senior leaders from our key operational and corporate functions comprise our ESG Councils. The ESG Councils evaluate our strategic priorities on relevant ESG issues based on results of our ESG Materiality Assessment and input from our ESG Task Force. The Task Force is responsible for monitoring emerging ESG trends and overseeing progress against the strategic priority framework established by our ESG Councils. In 2021, to further strengthen our ESG governance structure and integration into our business, we named a Senior Vice President, Communications, Public Affairs and Sustainability to join the Executive Leadership team and report directly to our Chairman and CEO. Our approach to sound ESG practices focus on three core elements: Sustainable Products & Operations, Supporting Our Employees & Our Communities, and Doing the Right Thing.

    Sustainable Products & Operations

In 2021, Whirlpool Corporation accelerated its environmental sustainability progress to address significant environmental issues such as climate change, sustainable operations, and designing our products for the environment. Some of the highlights of our focus on sustainability include:

∎

Reducing GHG Emissions. As a world leading manufacturer of major appliances, we focus on addressing the climate crisis by minimizing our emissions and building resilience to climate change. In 2021, we were proud to announce a global commitment to reaching Net Zero emissions in our plants and operations by 2030, covering all of our manufacturing sites and large distribution centers around the world, spanning all direct (Scope 1) and power-related (Scope 2) emissions. We continue to progress towards our SBTi approved target of 20% reduction in emissions resulting from the use of our products (Scope 3, Category 11) by 2030, compared to 2016 levels. Further, through the execution of our second Virtual Power Purchase Agreement, we accelerated our investments in renewable energy onsite and offsite that we expect will offset over one third of global operations emissions.

∎

Sustainable Operations. The ideal of resilient, sustainable operations drives our strategy to establish firm goals and targets with detailed transition plans to achieve them. We have set into place commitments on reaching Net Zero emissions, zero waste to landfill, and reduced energy and water intensity. This year, we have seen record results in many of our environmental KPIs again, showing not only absolute improvement, but also intensity improvements. We are pleased to show an accelerated pace toward Net Zero, driven by focused investments, brought by our cost savings and new financing models, including our inaugural Sustainability Bond.

∎

Technology & Innovation Inclusive of Design for Environment. Our Design for Environment (“DFE”) program connects product sustainability directly with our business goals. In 2021, we created a Sustainable Product Playbook, with focus on recycled plastic content in products, sustainable packaging and substances of concern in products. Further, we fully deployed our Product Stewardship tool globally, achieving our previously reported goal to request full material disclosure from 100% of our suppliers.

∎

Product Life Cycle & End of Life. We seek to improve life at home by designing for efficiency that can help consumers decrease their energy and water use, while saving money, time and effort. In 2021, we continued our focus on considering the entire environmental footprint of our products throughout their life cycle and our strategies to align our products with a circular economy model.

∎	Awards. In 2021, our commitment to the environment earned recognition and awards, including:

•	“2021 Dow Jones Sustainability Index, North America” (15th year)

•	“EcoVadis Gold Medal Sustainability Index, EMEA”

•	“EPA SmartWay® Excellence Award” (7th consecutive year); “High Performer” in Shippers Category (5th consecutive year)

•	CNBC and JUST Capital’s “America’s Most JUST Companies“ Industry Leader Ranking

•	“America’s Most Responsible Companies (#4 Overall)” – Newsweek

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

    Supporting Our Employees and Our Communities

At Whirlpool, we strive to create an inclusive culture that celebrates and values diversity, to provide high-quality support and training for our employees, and to maintain strong, lasting connections in the communities in which we do business. Some of the highlights of the focus on our employees and communities include:

∎

Diversity & Equal Opportunity. Inclusion & Diversity is one of Whirlpool’s enduring values and remains a critical strategic priority for our organization. In 2021, we made progress on our U.S. Racial Equality Pledge to our colleagues and to our communities. Following our creation of an Executive Inclusion and Diversity Council in 2020, this year we established Regional Inclusion & Diversity Councils in North America, Latin America and EMEA, further driving accountability at the regional level. We completed a pay practices review for 2021, examining and identifying pay between employees of different gender and racial demographics. We launched training for Unconscious Bias and Empathy for People Leaders in the U.S. and Canada and held our third annual Global Inclusion Week in October 2021.

∎

Local Communities. At Whirlpool we define our commitment to Corporate Social Responsibility through our House + Home strategy, centered around House, where we are contributing to comfortable and nurturing places to live, and Home, where we are supporting resilient, thriving, and sustainable communities. We collaborate with United Way® to fund hundreds of non-profit campaigns within our communities that focus on education, income, health, and basic needs. The Whirlpool Foundation offers a dollar-for-dollar match on employee contributions to these campaigns. Our Chairman and CEO, Marc Bitzer, is a member of United Way’s Worldwide Board of Trustees, and several employees serve on our local United Way® chapter’s Board of Directors. In 2021, we renewed our long standing relationship with Habitat for Humanity®, re-committing to our 22-year, nearly $130 million collaboration and helping to provide climate-resilient and energy-efficient homes and appliances to those in need. We continued our work with Instituto Consulado da Mulher, developing the entrepreneurial and employment skills of low-income women. As part of our U.S. Racial Equality Pledge to our communities, we broke ground on a $20 million attainable workforce multi-family housing development and launched multiple programs, including the P@th Internship Program, Apprenticeship Program, and Benton Harbor Pitch Night.

∎

Occupational Health & Safety. We remain committed to continuous improvement in our Environment, Health, and Safety (“EHS”) programs, delivery and results. In 2021, we formalized our ‘We Care’ commitment to protecting our employees, helping to protect the environment, acting sustainably, and engaging all employees as a shared responsibility. We maintained our steadfast focus on the health and safety of our employees and are continuing to operate safely in response to the COVID-19 pandemic through continued COVID-related safety protocols, employee and community education, and vaccination programs and incentives.

∎

Workforce Development & Engagement. We seek to bring out the best in each of our employees by providing tools and support for our people to grow and develop. In 2021, we continued our focus on overall employee well-being and support with the development of a global and holistic well-being strategy. Further, we evolved our employee engagement approach from a stand-alone, annual event to a continual listening strategy by transitioning to quarterly pulse surveys that provide relevant and timely information to enable our people leaders to understand employee concerns and implement timely action plans. We also provide all global salaried employees with access to WeLEARN, which provides a personalized learning experience through a digital platform. In 2021, the number of formal learning pathways tripled, providing greater opportunities for learners to find meaningful, relevant content.

∎	Awards. In 2021, our commitment to our people and our communities earned recognition and awards, including:

•	World’s Best Employers, Forbes magazine

•	100% Score on the Human Rights Campaign Foundation’s “Corporate Equality Index” (18th consecutive year)

•	Disability Equality Index, 100% Score

•	Top Employer Europe Top Employer Institute, in six countries (4th consecutive Year)

•	World’s Best Employers for New Grads, Forbes magazine

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

    Doing the Right Thing

Whirlpool Corporation is committed to creating value through the highest standards of ethical and legal conduct while operating sustainably to create shareholder value over the long-term. Some of the highlights of our focus on governance include:

∎

Corporate Governance. Our sound corporate governance structure, values-driven integrity culture, and the strong oversight of our Board of Directors support us in delivering on our commitment to doing the right thing. In 2021, to further strengthen our ESG governance structure and integration into our business, we named a Senior Vice President, Communications, Public Affairs and Sustainability to join the Executive Leadership team and report directly to our Chairman and CEO.

∎

Cybersecurity and Data Privacy. We continue to invest in protecting our information assets and the integrity of our computing environment at the enterprise level. We maintain a cybersecurity and privacy training program that includes training, simulated phishing exercises, and regular publications on our Company portal. And we maintain a privacy program that manages compliance to privacy regulations globally. In 2021, we elevated our Chief Information Security Officer role to a VP-level position as a direct report to the Chief Information Officer to further focus on the strategic intent of the cybersecurity and privacy programs.

∎

Our Integrity Manual (Global Code of Ethics). Our Integrity Manual defines Whirlpool Corporation’s principles for ethical business conduct, which form the moral compass for everything we do at Whirlpool. We consistently train our employees in a variety of media, from electronic to in-person, on Our Integrity Manual, and the use of our Integrity hotline. Further, in 2021 we held our first Global Integrity week, a refocusing of our former Global Compliance Weeks, where employees focused time and energy on how to apply the principles of Our Integrity Manual to their everyday activities.

∎

Product Safety & Quality. Product safety and quality remains at the forefront of everything we do; nothing matters more to us than maintaining the safety of, and earning and keeping the trust of our consumers. Whirlpool Corporation’s product safety process has been recognized as an industry-leading best practice, and benchmarked by other companies to improve their own programs. In 2021, we have redefined our premium quality multi-year journey, committing to delivering the best consumer experience with every appliance, every time, everywhere.

∎

Responsible Sourcing. At Whirlpool, we are committed to Winning with Integrity, and we extend this principle to not only our employees, but also to those who we do business with. We hold ourselves to high standards, and we expect our suppliers and third parties acting on behalf of Whirlpool to do business the right way as well. In 2021, we have delivered on these commitments to responsible sourcing through our robust supplier audit process and by meeting aggressive standards on restricted materials.

∎	Awards. In 2021, our commitment to doing the right thing earned recognition and awards, including:

•	“World’s Most Admired Companies” – FORTUNE (11th consecutive year)

•	“America’s Most Responsible Companies (#4 Overall)” – Newsweek

We encourage our shareholders to read our 2021 Sustainability Report for more information on our ESG strategy, priorities and actions.

CORPORATE GOVERNANCE GUIDELINES AND OTHER AVAILABLE INFORMATION

Whirlpool is committed to the highest standards of corporate governance. Our current Corporate Governance Guidelines, Our Integrity Manual, by-laws, and written charters for the Board’s Audit, Corporate Governance and Nominating, Human Resources, and Finance committees are posted on the Whirlpool website: www.whirlpoolcorp.com/policies. Our publicly disclosed financial and non-financial information, including our Annual Report, quarterly reports, current reports, and Sustainability Report, is located on our website at investors.whirlpoolcorp.com. The contents of our Sustainability Report and investor website are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC. Stockholders may also request a free copy of these documents by writing or calling: Investor Relations, Whirlpool Corporation, 2000 N. M-63, MD 2609, Benton Harbor, Michigan, 49022 or (269) 923-2641.

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RELATED PERSON TRANSACTIONS AND HUMAN RESOURCES COMMITTEE INTERLOCKS

Related Person Transactions

The Board has adopted written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations (“related person transactions”). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, and owners of 5% or more of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Corporate Governance and Nominating Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Corporate Governance and Nominating Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Corporate Governance and Nominating Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Corporate Governance and Nominating Committee. In approving any related person transaction, the Corporate Governance and Nominating Committee must determine that the transaction is fair and reasonable to Whirlpool. The Corporate Governance and Nominating Committee periodically reports on its activities to the Board. The written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of related person transactions is available on our website: www.whirlpoolcorp.com/policies.

Human Resources Committee Interlocks and Insider Participation

During fiscal 2021, Messrs. Allen, Creed, Loree, and Manwani, and Mses. Dietz and Elliott served as members of the Human Resources Committee. No member of the Human Resources Committee was at any time during 2021 an officer or employee of Whirlpool, and no member of the Human Resources Committee has formerly been an officer of Whirlpool. In addition, no “compensation committee interlocks” existed during fiscal year 2021.

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SECURITY OWNERSHIP

Security Ownership

The following table presents the ownership on December 31, 2021 of the only persons known by us as of February 16, 2022 to beneficially own more than 5% of our common stock, based upon statements on Schedule 13G filed by such persons with the SEC.

Schedule 13G Filed On	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

2/10/2022	The Vanguard Group Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	7,286,844	12.46%

2/7/2022	BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	5,065,502	8.66%

2/10/2022	PRIMECAP Management Company (3) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	5,009,775	8.57%

2/9/2022	FMR LLC (4) 245 Summer Street Boston, MA 02210	3,564,233	6.10%

2/14/2022	State Street Corporation (5) State Street Financial Center 1 Lincoln Street Boston, MA 02111	3,079,789	5.27%

(1)

Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group Inc. (“Vanguard Group”), a registered investment advisor. Vanguard Group has shared voting power with respect to 98,303 shares, sole dispositive power with respect to 7,034,302 shares, and shared dispositive power with respect to 252,542 shares.

(2)

Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”), a holding company. BlackRock has sole voting power with respect to 4,314,192 shares and sole dispositive power with respect to 5,065,502 shares.

(3)

Based solely on a Schedule 13G/A filed with the SEC by PRIMECAP Management Company (“PRIMECAP”), a registered investment advisor. PRIMECAP has sole voting power with respect to 4,723,335 shares and sole dispositive power with respect to 5,009,775 shares.

(4)

Based solely on a Schedule 13G/A filed with the SEC by FMR LLC (“FMR”), a holding company, and Abigail P. Johnson. FMR has sole voting power with respect to 171,490 shares and sole dispositive power with respect to 3,564,233 shares. Abigail P. Johnson has sole dispositive power with respect to 3,564,233 shares.

(5)

Based solely on a Schedule 13G/A filed with the SEC by State Street Corporation (“State Street”), a holding company. State Street has shared voting power with respect to 2,783,047 shares and shared dispositive power with respect to 3,074,763 shares.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	17

BENEFICIAL OWNERSHIP

Beneficial Ownership

The following table reports beneficial ownership of common stock by each director, nominee for director, and the NEOs (as defined elsewhere in this proxy statement), and all directors and executive officers of Whirlpool as a group, as of February 1, 2022. Beneficial ownership includes, unless otherwise indicated, all shares with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct the voting of such shares, or to dispose or direct the disposition of such shares. The address of all directors and executive officers named below is c/o Whirlpool Corporation, 2000 North M-63, MD 3602, Benton Harbor, Michigan, 49022.

Name	Shares Beneficially Owned (1)	Deferred Stock Units (2)	Shares Under Exercisable Options (3)	Total (4)	Percentage (* Less than 1%)

Samuel R. Allen	16,798	—	—	16,798	*

João C. Brega	36,957	2,075	27,228	66,260	*

Marc R. Bitzer	167,718	56,901	160,768	385,387	*

Greg Creed	2,775	5,193	—	7,968	*

Gary T. DiCamillo	2,002	24,054	5,077	31,133	*

Diane M. Dietz	11,504	—	—	11,504	*

Gerri T. Elliott	7,877	—	—	7,877	*

Jennifer A. LaClair	2,110	—	—	2,110	*

Joseph T. Liotine	31,202	4,236	47,569	83,007	*

John D. Liu	1,000	12,786	—	13,786	*

James M. Loree	3,175	2,091	—	5,266	*

Harish Manwani	8,273	—	—	8,273	*

Gilles Morel	4,606	—	7,815	12,421	*

James W. Peters	35,978	4,476	39,736	80,190	*

Patricia K. Poppe	634	1,549	—	2,183	*

Larry O. Spencer	1,000	5,193	—	6,193	*

Michael D. White	2,700	19,546	—	22,246	*

All directors and executive officers as a group (19 persons) (5)	347,118	141,835	295,186	784,139	1.33%

(1)

Does not include 1,038,342 shares held by the Whirlpool 401(k) Trust (except for 12,332 shares held for the accounts of executive officers). Includes restricted stock units (“RSU”) and performance stock units (“PSU”) that become payable (assuming that PSUs pay out at target) within 60 days of February 1, 2022, before deferrals and tax liabilities.

(2)

Represents the number of shares of common stock, based on deferrals made into the Deferred Compensation Plan I and Deferred Compensation Plan II for Non-employee Directors, one of the executive deferred savings plans, or the terms of deferred stock awards, that we are required to pay to a non-employee director when the director leaves the Board or to an executive officer when the executive officer is no longer an employee. None of these deferred stock units have voting rights.

(3)	Includes shares subject to options that will become exercisable within 60 days of February 1, 2022.

(4)	May include RSUs and option shares which cannot be voted until vesting or exercise, as applicable.

(5)	Total amounts reflect only those directors and executive officers of Whirlpool as of the date of this proxy statement.

18	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation

We provide competitive compensation to attract and retain qualified directors and support shareholder alignment objectives. Our director compensation program consists of cash and stock retainers. For 2021, each director who served on the Board for the full year received one half of the annual retainer in cash (paid quarterly) and the remaining half in stock. For 2021, the Corporate Governance and Nominating Committee approved the increase in director annual retainers to $300,000, paid half in cash and half in stock. The Committee increased the additional cash retainer for the Audit Committee Chair to $25,000, and the retainer for the Presiding Director to $35,000. These adjustments were based upon the Committee’s review of compensation data and practices among comparator companies (see page 24), which data was also reviewed by FW Cook, the advisor to the Human Resources Committee. In December 2021, the Committee reviewed Director compensation, but determined that no changes were warranted for 2022. Non-employee director compensation is summarized in the table below:

Non-employee Director Compensation Element	2021		2022

Annual Cash Retainer	$150,000		$150,000

Annual Stock Retainer	$150,000	(1)	$150,000	(1)

Additional Annual Cash Retainer for Committee Chairs:

Audit Committee	$25,000		$25,000

Human Resources Committee	$20,000		$20,000

All Other Committees	$15,000		$15,000

Additional Annual Cash Retainer for Presiding Director	$35,000		$35,000

(1)

Reflects stock retainer granted on the date of the annual meeting of stockholders, with the number of shares determined by dividing the annual cash retainer by our closing stock price on the annual meeting date.

DEFERRAL OF ANNUAL RETAINER AND STOCK GRANTS

A non-employee director may elect to defer any portion of the annual cash retainer and annual stock award retainer until he or she ceases to be a director. Under this policy, when the director’s term ends, any deferred annual cash retainer will be paid in a lump sum or in monthly or quarterly installments. In addition, payment of any deferred annual stock grant will be made as soon as is administratively feasible. Annual cash retainers deferred on or before December 31, 2004 accrue interest quarterly at a rate equal to the prime rate in effect from time to time. Cash retainers deferred after December 31, 2004 may be allocated to notional investments that mirror those available to participants in our 401(k) plan, with the exception of the Whirlpool stock fund.

STOCK OWNERSHIP GUIDELINES

The Board has established a stock ownership guideline for non-employee directors. Directors must own Whirlpool stock equal in value to five times the annual cash retainer, within five years of their initial election to the Board. Each non-employee director’s progress toward meeting the requirement is reviewed annually. As of the end of 2021, all non-employee directors had met, or were on track to meet, this requirement. These guidelines are based on a review of competitive market practice conducted by FW Cook, the Human Resources Committee’s independent compensation consultant.

OTHER COMPENSATION ELEMENTS

For evaluative purposes, Whirlpool permits non-employee directors to test Whirlpool products for home use. Directors are not reimbursed for any income tax they incur as a result of this policy. Directors are reimbursed for business expenses related to attendance at Board and committee meetings and for attendance at qualified third-party director education programs. On rare occasions for personal convenience, a director’s spouse or other family member may accompany a director on a Whirlpool aircraft flight. No additional operating cost is incurred by Whirlpool in such

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	19

NON-EMPLOYEE DIRECTOR COMPENSATION

situations and the director is taxed on the value of the benefit. A director’s qualifying charitable contributions of up to $10,000 are matched by the Whirlpool Foundation annually. Whirlpool also pays the premiums to provide each non-employee director who served on the Board as of January 1, 2011 with (1) term life insurance while serving as a director, equal to one-tenth of the director’s basic annual cash retainer times the director’s months of service, unless the director has opted out of coverage, and (2) travel accident insurance of $1 million when traveling on Whirlpool business.

2021 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Samuel R. Allen	200,000	149,909	1,672	351,581

Greg Creed	170,000	149,909	48,787	368,696

Gary T. DiCamillo	150,000	149,909	19,389	319,298

Diane M. Dietz	150,000	149,909	2,757	302,666

Gerri T. Elliott	150,000	149,909	49,996	349,905

Jennifer A. LaClair	150,000	149,909	3,992	303,901

John D. Liu	165,000	149,909	33,968	348,877

James M. Loree	150,000	149,909	1,672	301,581

Harish Manwani	150,000	149,909	1,672	301,581

Patricia K. Poppe	150,000	149,909	2,642	302,551

Larry O. Spencer	150,000	149,909	1,672	301,581

Michael D. White	175,000	149,909	67,176	392,085

(1)	Represents all retainer fees for Board, Committee Chair, or Presiding Director service, before deferrals.

(2)

Reflects value of shares, before deferrals, awarded in 2021. As of December 31, 2021, none of our non-employee directors were deemed to have outstanding stock awards because all stock awards vest immediately.

(3)	The table below presents an itemized account of 2021 non-employee director “All Other Compensation”.

Name	Life Insurance Premiums ($)	Charitable Program (a) ($)	Whirlpool Appliances and Other Benefits (b) ($)	Total ($)

Samuel R. Allen	—	—	1,672	1,672

Greg Creed	—	—	48,787	48,787

Gary T. DiCamillo	—	—	19,389	19,389

Diane M. Dietz	—	—	2,757	2,757

Gerri T. Elliott	—	—	49,996	49,996

Jennifer A. LaClair	—	—	3,992	3,992

John D. Liu	4,968	—	29,000	33,968

James M. Loree	—	—	1,672	1,672

Harish Manwani	—	—	1,672	1,672

Patricia K. Poppe	—	—	2,642	2,642

Larry O. Spencer	—	—	1,672	1,672

Michael D. White	27,432	38,072	1,672	67,176

(a)

Reflects 2021 interest cost related to a charitable program eliminated by the Board, prospectively, as of January 1, 2008. Through 2007, each non-employee director could irrevocably choose to relinquish some or all of their annual cash retainer, which Whirlpool could then, in its discretion, award to as many as three charities upon the director’s death. The maximum amount payable under the Charitable Program upon the director’s death is $1.5 million. Mr. White is the only active director with a benefit under this program.

(b)	Includes the cost of Whirlpool products provided for personal use by directors.

20	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation programs, including our pay-for-performance philosophy, the business strategy-driven program design, the individual elements of the programs, the methodology and processes used by the Human Resources Committee (the “Committee”) to make compensation decisions, and the relationship between Whirlpool performance and compensation delivered in fiscal 2021.

The discussion in this CD&A focuses on our CEO, CFO, and the three most highly compensated executive officers (the “NEOs”) for the year, who were:
• Marc R. Bitzer	Chairman and Chief Executive Officer

• James W. Peters	Executive Vice President and Chief Financial Officer

• Joseph T. Liotine	President and Chief Operating Officer (COO)*

• Gilles Morel	Executive Vice President and President, Whirlpool Europe, Middle East and Africa (“EMEA”)

• João C Brega	Executive Vice President and President, Whirlpool Latin America Region (“LAR”)

* Effective September 1, 2021, Mr. Liotine was promoted to President and COO. Prior to this promotion, Mr. Liotine served as Executive Vice President and President, North America Region

i. Executive Summary

2021 COMPANY RESULTS
• Delivered record revenue of $22 billion, up 13% over 2021.
• Delivered record GAAP net earnings of $1.78 billion (8.1% net earnings margin), record earnings per share (“EPS”) of $28.36, and record ongoing (non-GAAP) EPS(1) of $26.59.

•  Delivered record ongoing (non-GAAP) EBIT(1) margin of 10.8% for the full year; GAAP and ongoing margins were driven by successful execution of price/mix actions and cost take-out, fully offsetting $1 billion in raw material inflation.

• Continued to invest in manufacturing efficiency, product leadership, technology and innovation, including $525 million in capital expenditures and $485 million in research and development.
• Generated record cash from operating activities of $2.2 billion and record adjusted free cash flow(1) of $2.0 billion.
• Achieved our long-term gross debt leverage target of 2x ongoing EBITDA, ending the year at 1.8x(1).
• Returned $1.4 billion to shareholders in dividends and share repurchases.

•  Advanced efforts in ESG by developing climate transition plans to achieve a Net Zero emissions target in our global plants and operations by 2030. We issued our first Sustainability Bond and remain committed to demonstrating actions to advance our Racial Equality Pledge and to being a participant in the United Nations (UN) Global Compact.

(1) For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please see Annex A.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	21

COMPENSATION DISCUSSION AND ANALYSIS

2021 COMPENSATION DECISIONS

In spite of the significant challenges we faced due to COVID-19 and raw material inflation, we delivered strong financial results in 2021 relative to our short-term incentive targets, and strong results relative to our 2019 - 2021 long-term incentive performance targets. Both our Ongoing EBIT and Free Cash Flow (“FCF”) results were above target, leading to an overall payout for our short-term incentive of 200% of target. Cumulative Ongoing EPS and Average Return on Invested Capital (“ROIC”) results for the 2019 - 2021 performance period also finished above the goals set for our long-term incentive program at the beginning of the performance period, leading to a payout for our performance-based long-term incentive of 200% of target.

Key compensation actions for 2021 are summarized in the table below:

Pay Element	2021 Result / Action

Base Salary	2021 salary increases for Named Executive Officers ranged from 0% to 30.1%.

Short-term Incentive	2021 Ongoing EBIT and Free Cash Flow results both exceeded target. Payout was determined to be 200% of target. See “Short-term Incentives” below for details.

Long-term Incentive	2019-2021 Cumulative Ongoing EPS and 3-year Average ROIC both exceeded target. Payout was determined to be 200% of target. See “Long-term Incentives” below for details.

PAY-FOR-PERFORMANCE PHILOSOPHY

Whirlpool is dedicated to achieving global leadership in all of our product categories and to delivering superior stockholder value. To achieve our objectives, we manage to a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with a focus on both short-term and long-term results;

•	A significant portion of pay should be performance-based, with the portion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to drivers of sustainable stockholder value over the long term; and

•	Compensation should be tied to an evaluation of business results and individual performance.

STOCKHOLDER ENGAGEMENT AND 2021 EXECUTIVE COMPENSATION PROGRAM DESIGN

The Committee considers the results of the annual “Say on Pay’’ vote, among other factors, in making decisions regarding executive compensation programs. We received strong support from stockholders on “Say on Pay’’ at our 2021 annual meeting, with approximately 93% of the votes cast (excluding Broker Non-Votes) in favor of our 2020 executive compensation program. The Committee recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, we regularly engage in discussions with our stockholders regarding compensation matters (see “Investor Engagement” under “Board of Directors and Corporate Governance”) and believe that this ongoing stockholder engagement process strengthens our understanding of investor priorities and the issues on which they are focused. The Committee works closely with its independent consultant and the management team to evaluate and make changes to provide executive compensation programs that are designed to effectively link pay with performance, support the creation of sustainable stockholder value over the long term, and consistently apply good governance practices.

After considering the “Say on Pay” results and general support of the compensation philosophy and design received during the stockholder outreach process described earlier, the Committee determined that our executive compensation programs continued to be appropriate and the Committee did not make any changes to our executive compensation program in response to the 2021 “Say on Pay” vote.

22	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The following table summarizes executive compensation practices that we have implemented to align pay with performance, as well as practices we avoid because we do not believe they serve the long-term interests of our stockholders.

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging of Whirlpool stock by executive officers or directors

✓	Use an independent compensation consultant solely engaged to provide executive and director compensation services to Whirlpool	Provide excise tax gross-ups

✓	Cap short-term and long-term incentive award payouts at market-competitive levels	Enter into employment contracts except as required by local law or prevailing local market practice

✓	Maintain robust stock ownership guidelines for our executives (7x salary multiple for CEO)	Pay dividends or dividend equivalents on grants of any Performance Stock Units (“PSUs”) or Restricted Stock Units (“RSUs”) prior to vesting

✓	Subject all variable pay to a compensation recovery “claw-back”	Reprice or reload stock options

✓	Have “double-trigger” change-in-control agreements

✓	Carefully manage risk in our compensation programs to protect against unintended outcomes

✓	Hold annual “Say on Pay” votes

✓	Maintain hedging restrictions for employees and directors, and pledging and margin trading restrictions for executives and directors

✓	Provide market-competitive perquisites deemed necessary to attract and retain top talent

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	23

COMPENSATION DISCUSSION AND ANALYSIS

ii. What We Pay and Why

The Committee establishes target compensation for each NEO after careful consideration of several factors, including:

•	External competitive market pay levels and practices;

•	Internal business needs and strategic priorities;

•	Each executive’s role and responsibilities, experience, tenure, contributions, achievements, and past performance;

•	Future performance expectations and leadership needs of Whirlpool;

•	Compensation history of each executive; and

•	Internal equity with other executives.

We have designed the elements of our compensation programs to reflect our pay-for-performance philosophy. The Committee creates a compensation approach for each NEO that contains a mix of compensation elements that it believes best addresses each NEO’s responsibilities and best achieves our overall compensation objectives.

Our compensation programs are designed so that as an employee’s job responsibility increases, his or her target total compensation opportunity increases, with an increasing portion of their pay opportunity delivered via performance-based compensation. This design seeks to ensure that the most senior executives who are responsible for development and execution of our strategic plan are held most accountable for operational performance results and changes in stockholder value over time. As a result, actual total compensation for an executive is more dependent on performance than for employees at other levels, resulting in larger increases in realized pay when performance results exceed goals, and larger decreases when performance results fall short of expectations.

In addition, the Committee makes distinctions in the mix of cash and equity components in shaping each NEO’s compensation package. Generally, the portion of equity compensation rises with increasing job responsibility to provide further alignment in the interests of executives and our long-term stockholders.

COMPETITIVE MARKET COMPENSATION ANALYSIS

While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based solely on market practices. Whirlpool performance and compensation levels relative to similar companies and other market-competitive data is just one of several factors the Committee considers in determining executive compensation.

For 2021, the Committee utilized the comparator group of companies listed below to provide competitive reference points for executive compensation. This comparator group was recommended based upon advice from FW Cook, the Committee’s independent compensation consultant, and remained the same as the comparator group used to evaluate executive compensation in 2020. The companies in our comparator group meet multiple screening criteria, including revenue, income, assets, market capitalization, number of employees, lines of business, similarity to Whirlpool in global operations, and required management skills. Additionally, companies in the comparator group are recognized for their excellence in the areas of consumer focus and trade customer relations and for possessing highly complex global supply chains and manufacturing footprints.

2021 Comparator Group

3M Company

Caterpillar, Inc.

Colgate-Palmolive Company

Cummins, Inc.

Danaher Corporation

Deere & Company

Eaton Corporation plc

Emerson Electric Co.

The Goodyear Tire & Rubber Company

Honeywell International, Inc.

Illinois Tool Works, Inc.

Johnson Controls International plc

Kellogg Company

Kimberly-Clark Corporation

Lear Corporation

Newell Brands, Inc.

Parker Hannifin Corporation

Stanley Black & Decker, Inc.

Textron, Inc.

Trane Technologies plc

24	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based on information provided by FW Cook, the median statistics of our comparator group when the Committee determined NEO pay in February 2021 (dollar values in millions) were:

Measure	Median of Comparator Group	Whirlpool

Revenue (Trailing 12 Months (“TTM”))	$16,702	$19,040

Net Income (TTM)	$1,488	$872

Assets (Most Recent Quarter)	$20,677	$20,359

Market Capitalization (December 31, 2020)	$40,474	$11,289

Employees (As of most recent fiscal year end)	60,808	77,000

Note: Based on data available from S&P Capital IQ as of February 1, 2021, as analyzed by FW Cook.

In August 2021, based upon information and advice from its consultant, the Committee added Carrier Global Corporation to the comparator group to be used to evaluate 2022 compensation decisions.

We supplement the publicly-disclosed compensation data from the comparator companies with data from proprietary surveys purchased from third-party consulting firms and data vendors. These independently conducted surveys generally include data from numerous organizations across various industry groupings and specific international regions, and also allow for comparisons to be made on the basis of job scope and other measures relevant to Whirlpool. Our compensation analyses provide insight into prevailing market pay levels and leading practices in both compensation program design and governance.

OVERVIEW OF 2021 EXECUTIVE COMPENSATION ELEMENTS

Element	Form	Characteristics/Purpose	2021 Metrics

Base Salary(1)	Cash	Fixed component based on responsibility, experience, and individual performance	N/A

Short-term Incentives (“PEP”)(1)	Annual Performance Cash Award	Performance-based variable cash incentive to reward for achieving annual financial and individual performance goals	Ongoing EBIT – 50% FCF – 50% +/– 50% Modifier for Individual Performance Results (no Individual modifier for CEO)

Long-term Incentives (“SEP”)(1)	PSUs	Motivate and reward employees for the achievement of Company financial and strategic performance over a preset three-year performance period beginning January 1, and promote retention	Cumulative Ongoing EPS – 50% ROIC – 50%

	Stock Options	Provide incentive for long-term stock price appreciation and promote retention	Stock price appreciation

Other Rewards and Benefits	Health and Welfare Benefits	NEOs generally participate in the same health and welfare benefit programs available to substantially all salaried employees in their country	N/A
Retirement Benefits(2)

U.S.-based NEOs participate in tax-qualified and non-qualified defined benefit and defined contribution retirement plans designed to provide a market-competitive level of income replacement upon achieving retirement eligibility and enable an orderly succession of talent

N/A
	Perquisites	Limited perquisites are designed to support a market-competitive compensation package	N/A

(1)	Target is generally market median for similar positions in the comparator group and compensation survey data

(2)	Target is median income replacement ratio for a broad-based group of companies based on survey data provided by outside consultant

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	25

COMPENSATION DISCUSSION AND ANALYSIS

MIX OF TARGET TOTAL COMPENSATION

Short-term and long-term incentives constituted 90% of 2021 total target compensation for our CEO, and, on average, 79% of 2021 total target compensation for our other NEOs.

COMPENSATION PROGRAMS - DESIGN & ELEMENTS

Base Salary

To determine base salary levels for 2021, the Committee considered the competitive market data for the CEO and CEO pay recommendations provided by FW Cook, market data from third-party surveys, the CEO’s recommendations with respect to our other NEOs, and our 2021 merit budget for salaried employees in each region. These 2021 salaries were adjusted consistent with our compensation philosophy of targeting base salaries at the median of the competitive market. In some cases, base salaries may be higher or lower than median based on factors such as executive performance, experience, tenure, and responsibilities. The 2021 annual base salaries and adjustments (effective March 1) for our NEOs were:

NEO	2020 Year-End Annual Salary		2021 Adjustment			March 1, 2021 Annual Salary
			Amount		%

Marc R. Bitzer		$1,315,000		$0	0%		$1,315,000

James W. Peters		$720,000		$80,000	+11.1%		$800,000

Joseph T. Liotine		$750,000		$50,000	+6.7%		$800,000

Gilles Morel (1)	EUR	650,000	EUR	25,000	+3.8%	EUR	675,000

João C. Brega (2)	BRL	2,881,667	BRL	868,333	+30.1%	BRL	3,750,000

(1)

Mr. Morel’s 2021 salary is noted in his home currency, Euros. Converting his 2020 and 2021 salaries into U.S. Dollars results in salaries of $768,412 and $797,967, respectively, using 12-month average exchange rates for 2021.

(2)

Mr. Brega’s 2021 salary is noted in his home currency, Brazilian Reals. Converting his 2020 and 2021 salaries into U.S. Dollars results in salaries of $534,008 and $694,921, respectively, using 12-month average exchange rates for 2021.

The Committee determined that Mr. Peters and Mr. Brega would receive salary adjustments based upon their salaries relative to the competitive market and their individual performance, contributions, and business priorities.

Effective September 1, 2021, in conjunction with his promotion to President and Chief Operating Officer, the Committee approved an increase in annual base salary for Mr. Liotine from $800,000 to $850,000. This increase was based upon the Committee’s review of external market data from peer companies, internal equity among other Whirlpool executives, and other factors, including guidance from FW Cook, the Committee’s independent compensation consultant.

26	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Short-term Incentives

Annual awards of variable cash incentives are paid under the terms of the stockholder-approved Executive Performance Excellence Plan, which we commonly refer to as “PEP.” Consistent with our pay-for-performance philosophy, our short-term cash incentive program is designed to focus attention on short-term drivers of stockholder value creation, reflect Company financial results and individual performance, and complement the metrics used in our long-term incentive program to create a balanced focus on the key drivers of our multi-year financial and operational strategy. The program is designed so that a significant portion of our NEOs’ short-term cash compensation is variable and directly tied to key performance results.

In 2021, the Committee established short-term incentive target opportunities as a percentage of base salary for each NEO, taking into account competitive market data. Target award levels are generally set at the median of the comparator group. The Committee made one adjustment to 2021 short-term incentive targets: increasing Mr. Morel’s target to 100% of salary from 85%. This adjustment was made in consideration of competitive market data and after considering the advice of FW Cook. Target short-term incentive opportunities for 2021 were as follows:

NEO	2021 Short-term Incentive Target Award
	(as a % of Eligible Base Salary)	($)

Marc R. Bitzer	160%		$2,104,000

James W. Peters	100%		$800,000

Joseph T. Liotine	100%		$800,000

Gilles Morel (1)	100%	EUR	675,000

João C. Brega (2)	100%	BRL	3,750,000

(1)

Mr. Morel’s 2021 short-term incentive target is noted in his home currency, Euros. Converting into U.S. Dollars results in a target of $797,967, using 12-month average exchange rates for 2021. His prorated target for 2021 is EUR 658,634 ($778,619).

(2)

Mr. Brega’s 2021 short-term incentive target is noted in his home currency, Brazilian Reals. Converting into U.S. Dollars results in a target of $694,921, using 12-month average exchange rates for 2021. His target award includes his 13-month salary, as is consistent with local practice in Brazil.

Effective September 1, 2021, in conjunction with his promotion to President and Chief Operating Officer, the Committee adjusted Mr. Liotine’s short-term incentive award target from 100% to 130% of eligible base salary. This increase was based upon the Committee’s review of external market data from peer companies, internal equity among other Whirlpool executives, and other factors, including guidance from FW Cook. Consistent with our practice for all participants, Mr. Liotine’s short-term incentive target was pro-rated (100% for eight months, and 130% for four months) and multiplied by his December 31, 2021 base salary (110% x $850,000 = $935,000).

The Committee determined each NEO’s actual payout by reference to a Company Performance Factor ranging from 0% to 200% and based on performance metrics aligned with our critical objectives for the year. In the event of significant individual accomplishments or shortfalls, the Committee may choose to apply an Individual Performance Factor of up to +/- 50% (or greater or less than this percentage in its discretion), but subject to a maximum overall award payout of 200% of target. The Committee determined that the CEO’s annual incentive payout should be based upon the quantitative financial results achieved by the Company, and that the CEO’s qualitative individual performance achievements should be used to determine adjustments in target compensation, but not be used as a factor to adjust his annual incentive payout.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company Performance Factor and Individual Performance Factor (except for our CEO) are both essentially the same as our short-term incentive approach for substantially all global salaried employees, except that the maximum payout opportunity for each NEO is capped at 200% of target, while the maximum payout opportunity for our global salaried participants is 400% of target. Our 2021 approach is summarized in the illustration below:

*

Ongoing EBIT measure excludes items that may not be indicative of, or are unrelated to, results from our ongoing business operations. Ongoing EBIT consists of GAAP net earnings available to Whirlpool before net earnings (loss) available to non-controlling interests, income tax expense (benefit), and interest expense; and it excludes restructuring expense, loss on sale of our Turkey business, gain on sale of our majority interest in Whirlpool China, gain on our equity interest in Elica India, and a reserve release related to a product corrective action.

**

Adjusted Free Cash Flow (as disclosed externally for 2021) consists of GAAP cash provided by operating activities after capital expenditures, proceeds from sale of assets/businesses, and changes in restricted cash. For 2021, the Committee excluded proceeds from the sale of assets/businesses and change in restricted cash in evaluating free cash flow performance (see discussion below).

Each NEO had responsibilities focused on the Global Corporate Enterprise in 2021. The Global Corporate Enterprise objectives for 2021 were Ongoing EBIT, weighted 50%, and Free Cash Flow, weighted 50%. These were the same metrics and same weightings as 2020, and are designed to reflect our balanced focus on optimizing cash flow in addition to improving earnings. We chose Ongoing EBIT and Free Cash Flow because they are key drivers of stockholder value we use to communicate with the investment community and are closely tracked by our investors in measuring our financial performance.

As we entered 2021, we expected that many of the COVID-19 challenges that we faced in 2020 such as supply chain, logistics and manufacturing slowdown would continue through much of 2021. We also planned for approximately $200 million more in capital investments in 2020 vs 2021, returning to levels consistent with our long-term capital allocation strategy. To establish the performance goals and payout levels, the Committee considered these factors, as well historical performance, investor expectations, peer group performance, and the Company’s 2021 operating and financial plan. Target goals were consistent with external guidance provided to investors in January 2021.

The goals and ranges established by the Committee and actual 2021 performance are summarized in the table below:

Performance Measure	Weighting	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)	2021 Actual Result	Payout

Ongoing EBIT	50%	$1,425M	$1,825M	$2,125M	$2,379M	200%

Free Cash Flow	50%	$700M	$1,000M	$1,300M	$1,651M	200%

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee determined levels of achievement based on our financial results as follows:

•	Ongoing EBIT of $2,379 million was above the target goal of $1,825 million and also above the maximum goal of $2,125 million; and

•

$1,963M in Adjusted Free Cash Flow, which the Committee adjusted to exclude $312 million of cash generated by one-time, non-structural asset sales, including our divestiture of our majority interest in Whirlpool China, sale of assets in Turkey, and sale-leaseback of a plant in the UK, in addition to excluding change in restricted cash. Resulting Free Cash Flow of $1,651 million was above the target goal of $1,000 million and also above the maximum goal of $1,300 million.

Whirlpool experienced significant challenges from the COVID-19 global pandemic in 2021. Most significantly, COVID-19 resulted in supply chain disruptions across our supply base, at our factories, and in our logistics network, including manufacturing line modifications and slowdowns. Additionally, work-from-home requirements and other investments to keep our employees safe added challenges and costs to our business. We also experienced supply chain disruptions and raw material inflation due to extreme weather and other events. However, we effectively implemented changes to our manufacturing processes and supply chain, and successfully reduced operating costs and improved productivity to succeed in spite of these challenges. Ongoing EBIT benefited from our actions to maintain business continuity in light of continued demand for our essential products. Free Cash Flow was supported by strong earnings and disciplined working capital management.

Based on performance results relative to the goals, the calculated payout of the Company Performance Factor was 200%. After consideration of business results, the Committee determined not to make any discretionary adjustments for the impact of COVID-19 or other factors and approved a final 2021 Company Performance Factor of 200% for NEO awards, consistent with the formulaic results.

The Committee determined the actual payout to each NEO by multiplying the NEO’s target award by the applicable Company Performance Factor and using judgment to assess the Individual Performance Factor. Refer to pages 33-34 for a description of individual performance factors considered for each NEO.

Long-term Incentives

The Committee approves annual grants of long-term incentives (“LTI”) to focus executives on longer-term financial and strategic objectives, to align management’s interests with those of our stockholders, and to attract, retain, and motivate the executive talent that Whirlpool requires to maximize stockholder value. These LTI awards, which we commonly refer to as Strategic Excellence Program awards, or “SEP,” were made under the stockholder-approved 2018 Omnibus Stock and Incentive Plan.

The Committee, with the assistance of FW Cook, establishes the LTI target opportunity for each NEO after reviewing competitive market practices, the executive’s level of responsibility, individual performance, and the executive’s ability to contribute to our long-term success.

LTI awards typically consist of a combination of PSUs and stock options, with 70% of SEP award value for NEOs granted in the form of PSUs, and the remaining 30% granted in the form of stock options.

Equity Award Grant Practices

Generally, the Committee grants annual equity awards to employees, including NEOs, on a single date at its regularly scheduled meeting in February. This meeting occurs after we release earnings for the prior fiscal year, which permits material information regarding our performance for the prior fiscal year to be evaluated by investors and the public before equity-based grants are made. The actual number of stock units are awarded based on the closing stock price on the date of grant. A Black-Scholes valuation methodology is used to determine the actual number of stock options awarded.

Performance Stock Units: PSUs are tied directly to our financial and strategic performance over a three-year performance period beginning each January 1. Each annual grant rewards the recipient for the achievement of specific long-term

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COMPENSATION DISCUSSION AND ANALYSIS

strategic goals designed to deliver long-term stockholder value. The performance measures and goals are established by the Committee based on our internal operating plan and expectations for the three-year performance period. These awards also promote executive retention since the executive must generally remain employed with Whirlpool through the end of the performance period in order to vest in the award.

Stock Options: Stock options generally vest over a three-year period in approximately equal annual installments and are exercisable over a ten-year term, promoting a focus on long-term stock value creation, as well as executive retention derived from continued vesting requirements. Stock options granted by the Committee have a one-year minimum vesting period.

2021 SEP Awards

For 2021, the Committee selected a three-year performance period for the achievement of performance goals, with the number of PSUs earned to be determined in February 2024 based on performance results for the period from 2021 through 2023. The Committee determined to increase Mr. Morel’s LTI target from 125% to 175% of salary based upon external market practice and internal equity, and established 2021 LTI target award levels and mix for the NEOs as follows:

Named Executive Officer	2021 SEP Target Award(3)			Percentage of 2021 SEP Target Award comprised by:
	(% of Salary)	($)		PSUs	Stock Options

Marc R. Bitzer	798%		10,500,000	70%	30%

James W. Peters	350%		2,800,000	70%	30%

Joseph T. Liotine	350%		2,800,000	70%	30%

Gilles Morel (1)	175%	EUR	1,181,250	70%	30%

João Brega (2)	125%	BRL	4,687,500	70%	30%

(1)	Mr. Morel’s SEP Target is noted in his home currency, Euros. Converting into U.S. Dollars results in a full-year target of $1,396,442, using 12-month average exchange rates for 2021.

(2)	Mr. Brega’s SEP Target is noted in his home currency, Brazilian Reals. Converting into U.S. Dollars results in a full-year target of $868,651, using 12-month average exchange rates for 2021.

(3)

Amounts reflect Target SEP Award. Grant value of SEP awards is dependent upon the number of PSUs and options granted and the grant date fair value of PSUs and stock options. Actual realizable value of award is dependent upon performance results relative to goals, our stock price at the end of the performance period, and our stock price when options are exercised.

For the 2021-2023 performance period, the measures approved by the Committee for the PSUs are Cumulative Ongoing EPS and three-year average ROIC, each equally weighted at 50%. These measures were chosen because they represent important indicators of Company growth, profitability, and capital efficiency, which are key drivers of sustainable stockholder value creation.

These two measures, and the 50%/50% weighting of these measures, remained the same as those used for the 2020 grants of PSUs.

The Committee established that performance results meeting target goals will result in a payout equal to 100% of the target award, while stronger performance will result in increased award levels up to a maximum payout of 200% of the respective target award. Performance below target goals will result in a payout of less than 100%, and potentially 0%. The Committee established the performance goals for the PSUs to encourage strong, focused performance. In establishing the goals, the Committee considered the economic and market conditions at the time of grant, the Company’s long-range goals, the expectations of investors for future performance, and other factors. The full extent of the impact of COVID-19 on our financial results could not be known at the time the goals were approved by the Committee at the February meeting and the Committee has not made any adjustments to the performance goals for the 2021-2023 period or to the 2020-2022 or 2019-2021 performance periods. The target goals were designed to be challenging but with a reasonable probability of achievement, while performance goals resulting in maximum payouts were designed to be aggressive, stretch goals.

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COMPENSATION DISCUSSION AND ANALYSIS

One-time Recognition Awards

The Committee periodically grants additional “off-cycle” equity awards to key employees, including NEOs, in connection with promotions, recruitment and retention efforts, succession planning, or significant accomplishments or achievements.

In February 2021, the Committee granted a performance stock unit award of 10,000 PSUs to Mr. Peters to motivate and reward the achievement of critical strategic objectives. Mr. Peters’ PSU award will vest on August 1, 2024, subject to his continued employment, and the achievement of a cumulative ongoing EBIT goal for the 2021 - 2023 performance period.

Performance-based Award Payouts for the 2019-2021 Performance Period

For PSUs granted in 2019 (with a 2019-2021 performance period), the performance goals were Cumulative Ongoing EPS (50% weighting) and three-year average ROIC (50% weighting). The Committee established a payout range from 0% to 200% for performance relative to each of these measures. These metrics were selected because they represent important measures of profitability, growth, and capital efficiency, which are key drivers of sustainable stockholder value creation.

*

For purposes of the Company Performance Factor, the Cumulative Ongoing EPS metric was based on GAAP EPS excluding restructuring expenses; Brazil indirect tax credit benefits; (gain) loss on sale and disposal of our Embraco and South Africa businesses and Turkey domestic sales business; legacy product warranty and liability expense; certain sale-leaseback; real estate and receivable adjustments; trade customer insolvency claim settlement; a recovery related to a product corrective action; a reserve release related to a product corrective action; a gain on real estate portfolio optimization transactions; loss on sale of our Turkey business; gain on sale of our majority interest in Whirlpool China gain on our equity interest in Elica India; and an additional reserve release related to a product corrective action. We define ROIC as ongoing EBIT (with the same exclusions as Cumulative Ongoing EPS) after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (“NIBCLs”). NIBCLs is defined as current liabilities less current maturities of long-term debt and notes payable. The ROIC calculation utilizes a constant 24% tax rate each year for consistency across the three-year period. Both metrics do not include recast amounts for 2019 and 2020 reflecting the impact of the Company’s change in accounting principle for inventory valuation for inventories located in the U.S. from a last-in, first-out (“LIFO”) basis to a first-in, first-out (“FIFO”) basis, effective January 1, 2021.

The goals and ranges established by the Committee and actual 2019-2021 performance are summarized in the table below:

		Performance Goals (Payout % Target)

Performance Measure	Weighting	Threshold (0%)	Target (100%)	Maximum (200%)	2019-2021 Actual	Payout

Cumulative Ongoing EPS (1)	50%	$41.00	$49.00	$57.00	$61.14	200%

3-year Average ROIC (2)	50%	7.5%	9.5%	11.5%	11.8%	200%

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Ongoing EPS for the 2019, 2020, and 2021 fiscal years were $16.00, $18.55, and $26.59, respectively. No discretionary adjustments were made to reflect the impact of COVID-19 or other factors.

(2)

ROIC for 2019, 2020, and 2021 was 9.5%, 10.9%, and 15.0%, respectively, resulting in a three-year average of 11.8% for the period. When setting financial goals and evaluating actual results, the Committee determined that the target financial objectives would exclude certain items which were not viewed as reflective of ongoing business performance (see illustration footnote above).

Over the three-year performance period, Whirlpool delivered three consecutive record results, with margin expansion across the globe, and took decisive actions to overcome significant challenges, including those associated with COVID-19 as described earlier. We successfully implemented cost-based price increases and global fixed cost reduction initiatives to overcome significant raw material, tariff, and currency headwinds. Additionally, we took a number of strategic actions to focus our business portfolio, including the sale of our Embraco compressor business, the divestiture of our majority interest in Whirlpool China, and the exit of under-performing businesses in certain countries. We also were successful in returning our EMEA region to profitability during the period.

The calculated payout based on actual results relative to the pre-established goals was 200%. The Committee determined not to make any discretionary adjustment for COVID-19 or any other factors and approved a payout of 200% of target.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Assessment and Resulting Awards

Marc R. Bitzer Chairman and CEO
CEO Actual Pay Mix

Mr. Bitzer’s total pay in 2021 was $15,474,671. This value is based on his (a) actual base salary, (b) actual short-term incentive earned for 2021, and (c) the grant date fair value of 2021 equity awards.

Compensation Element	Value	Rationale

Salary	$1,315,000	Mr. Bitzer received no increase in his salary for 2021.

Short-term incentive	$4,208,000 200% Company Performance Factor

Mr. Bitzer served as Whirlpool Corporation’s Chairman of the Board and CEO during 2021. His 2021 achievements included:

• Successfully led Whirlpool through continued challenges associated with COVID-19, including continuing actions to ensure the safety of our employees; addressing supply chain disruptions via alternative sourcing and logistics solutions; effectively executing cost-based price increases to offset the effects of raw material inflation; and providing overall transparency in employee communications to maintain organizational agility;

• Delivered record results, including all-time highs in revenue, EPS, ongoing EPS, and adjusted FCF results;

• Oversaw $1.4 billion in capital returned to shareholders via dividends and share repurchases;

• Continued measurable progress on the Company’s strategic imperatives;

• Led continued progress on ESG initiatives, including plan to achieve Net Zero emissions in our global plants by 2030, diversity and inclusion priorities, and successful issuance of our first Sustainability Bond;

• Continued to optimize our business portfolio through divestitures of our majority interest in Whirlpool China and sale of our Turkey business.

Using a Company Performance Factor of 200%, the Committee determined that Mr. Bitzer’s resulting 2021 short-term incentive award was $4,208,000.

Long-term incentive	$9,951,671	Represents the grant date fair value of the target award, with 30% of the target value delivered in stock options and 70% delivered in PSUs, with a 2021-2023 performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers

The CEO’s recommendations for Messrs. Peters, Liotine, Morel, and Brega were based on Company performance and his review of individual performance. The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs, and the resulting awards under the short-term incentive program.

James W. Peters, Executive Vice President and Chief Financial Officer

Mr. Peters is responsible for developing and implementing financial and accounting plans and maintaining positive relationships with investors, financial institutions, and regulators. His 2021 achievements included:

• Achieved our overall long-term gross debt leverage goal, while overseeing the return of $1.4 billion in capital to shareholders via dividends and share repurchases;

• Oversaw delivery of record ongoing earnings per share and adjusted free cash flow, in part attributable to continued structural improvements in working capital; and

• Continued to optimize our business portfolio via divestiture of lower-performing assets.

Using a Company Performance Factor of 200%, the Committee determined that Mr. Peters’ resulting short-term incentive award for 2021 performance was $1,600,000.

Joseph T. Liotine, President and Chief Operating Officer

Mr. Liotine was promoted to President and COO effective September 1, 2021. Previously, he led our operations in the North America region, as well as our global KitchenAid small domestic appliance business. His 2021 achievements included:

• Delivered very strong operational results for North America, including managing cost-based price increases to offset significant inflation alongside global disruptions and constraints across the supply chain;

• Executed effective transition in leadership, including successful assumption of global operations through COO role and transition of leadership of North America region; and

• Co-led Steering Committee for Company’s Racial Equality Pledge and delivered Executive Sponsorship for FOCUS (African-American Employee Resource Group).

Using a Company Performance Factor of 200%, the Committee determined that Mr. Liotine’s resulting short-term incentive award for 2021 performance was $1,870,000.

Gilles Morel, Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

Mr. Morel leads our operations in EMEA. His 2021 achievements included:

• Significantly reduced fixed costs in EMEA, leading to improvement in profitability; and

• Rebuilt market share through strategic and tactical actions with trade customers.

Using a Company Performance Factor of 200%, the Committee determined that Mr. Morel’s resulting short-term incentive award for 2021 performance was EUR 1,317,267 ($1,557,237 using 12-month average exchange rates for 2021).

João C. Brega, Executive Vice President and President, Whirlpool Latin America Region (LAR)

Mr. Brega leads our operations in LAR. His 2021 achievements included:

• Led our Digital Consumer Journey global strategic imperative; and

• Offset significant inflation and currency headwinds through effective implementation of cost-based price increases.

Using a Company Performance Factor of 200%, the Committee determined that Mr. Brega’s resulting short-term incentive award for 2021 performance was BRL 7,500,000 ($1,389,841 using 12-month average exchange rates for 2021).

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COMPENSATION DISCUSSION AND ANALYSIS

OTHER ELEMENTS OF COMPENSATION

Benefits and Perquisites

We provide competitive perquisites to executives, including limited personal use of Whirlpool-owned and leased property, product exchanges and discounts, home security systems, relocation assistance, and comprehensive executive health evaluations. These perquisites are designed to support a market-based competitive total compensation package, which allows us to attract and retain key talent and enhances the productivity of our management team by enabling them to focus their efforts on Whirlpool business. Mr. Morel and Mr. Brega are eligible for a Company car and driver, consistent with market practice in EMEA and LAR, respectively.

Beginning in 2020, we discontinued Company-paid financial planning, tax preparation, and estate planning services for executive officers.

For purposes of personal security, productivity, and immediate availability, Mr. Bitzer was entitled to the Company aircraft for personal use in 2021. The Chief Financial Officer and Chief Operating Officer may be granted limited personal use of the aircraft with the permission of the CEO. The value of this benefit is treated as taxable income, and the executive is responsible for all associated taxes. Under an aircraft timeshare arrangement, Mr. Bitzer reimburses Whirlpool for personal use flights, beginning with the first personal use flight after personal use cost exceeds $125,000 in one year, excluding the cost of attendance at outside board meetings. For 2022, the Committee increased this personal use limit to $150,000.

Retirement

NEOs are eligible for retirement benefits designed to provide, in total, a market-competitive level of income replacement upon retirement through a combination of qualified and non-qualified plans. These plans are designed to attract and retain high-quality executives by providing market-competitive benefit levels, and also support our leadership development objectives by providing senior executives with an opportunity to accumulate sufficient resources to retire from Whirlpool at appropriate times, thereby enabling an orderly succession of talent throughout the organization.

We periodically assess retirement benefits for our senior leaders, including each of the U.S.-based NEOs, against data provided to the Willis Towers Watson Employee Benefits Information Center (“Willis Towers Watson”) by other U.S. companies that provide survey data on executive benefits. We periodically review with Willis Towers Watson comparisons of data obtained from 54 companies with revenue between $10 billion and $45 billion. Accordingly, this survey tool includes data on a much broader base of companies than those included in the executive compensation comparator group.

This review is an important factor used in determining the median retirement income replacement ratio among similarly situated executives at such companies and in setting the target amount of total retirement benefits for our U.S.-based NEOs. As a result of the current mix of our retirement plans, we believe that total retirement benefits for the U.S.-based NEOs are currently at a competitive level when compared to the other companies in the survey.

iii. Policies and Practices

STOCK OWNERSHIP GUIDELINES

The Committee has established robust stock ownership guidelines. Our guidelines are designed to ensure that our NEOs and other senior leaders have a significant stake in our long-term success and further help to align the interests of executives with those of our stockholders. These ownership guidelines consider our use of long-term equity incentives as well as a review of competitive market practices. The guidelines are expressed as multiples of base salary and vary based on an individual’s level in the organization. Ownership guidelines are as follows:

Position / Level	Ownership Guideline

Chairman and Chief Executive Officer	7 x salary

Chief Financial Officer, Chief Operating Officer and Regional Presidents	5 x salary

Other Executive Committee Members	4 x salary

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COMPENSATION DISCUSSION AND ANALYSIS

The guidelines require each executive to achieve their respective level of stock ownership within five years of their hire date or date of most recent promotion. For compliance with these guidelines, stock ownership includes shares purchased on the open market, shares owned jointly with spouses and children, shares held in the Whirlpool 401(k) Retirement Plan, shares obtained through stock option exercises, and shares owned outright (including those in which the executive has deferred distribution). Unvested RSUs, unexercised stock options, and unvested PSUs are not included for purposes of determining compliance with the guidelines.

The Committee annually reviews the progress of each NEO toward achieving the applicable level of ownership. During the Committee’s most recent annual review of executive stock ownership in October 2021, each NEO met his applicable stock ownership guideline, or was on track to meet the guideline within the five-year accumulation period.

COMPENSATION RECOVERY POLICY (CLAWBACK)

The short-term incentive and omnibus stock and incentive plans include “clawback” provisions under which the repayment of awards may be required under certain circumstances. Under these plans, the Committee may require repayment of an award if the participant is terminated or otherwise leaves employment with Whirlpool within two years following the vesting date of the award and such termination of employment is in any way connected with any misconduct or violation of Whirlpool policy. The plans also contain provisions that allow the Committee to subject awards to the potential clawback of granted cash and equity in the event of a material financial restatement. Moreover, these plans provide that the Committee may require repayment of awards if a participant becomes employed with a competitor within the two-year period following termination of employment, or for any other reason considered by the Committee, in its sole discretion, to be detrimental to Whirlpool or its interests.

HEDGING AND PLEDGING

The Whirlpool Corporation Insider Trading Policy prohibits:

•	Hedging (or any transaction with similar effect) by any employee or director.

•	Pledging or trading on margin (or any transaction with similar effect) by any executive officer or director.

NON-COMPETITION / NON-SOLICITATION AGREEMENTS

We maintain non-competition and non-solicitation agreements with senior leaders, including each of our U.S.-based NEOs, to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in clawback or forfeiture of incentive compensation awards.

POST-EMPLOYMENT PROVISIONS

Our U.S.-based NEOs are eligible to receive benefits under a severance policy generally available to U.S. salaried employees. We have also entered into Compensation Benefits and Assurance Agreements with each NEO, which provide benefits in the event of a qualifying termination following a change in control of Whirlpool. These agreements are intended to ensure that our NEOs are not deterred from exploring strategic opportunities that will result in maximum value for stockholders, including actions that may result in a change in their position or standing within Whirlpool, and to promote orderly succession of talent and support our overall attraction and retention objectives. These agreements align our change-in-control severance program with current best practices in this area by imposing a “double-trigger” requirement under which benefits under these agreements are triggered only upon the occurrence of both a change-in-control event and the termination of the employment relationship by Whirlpool without cause or by the executive for good reason. The agreements do not provide “golden parachute” excise tax gross-ups.

EMPLOYMENT CONTRACTS

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. Consistent with local practice, we have employment contracts in place with Mr. Morel and Mr. Brega. We do not have employment contracts in place with any of the other NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

iv. How Compensation Decisions Are Made

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee has overall responsibility for Whirlpool Corporation’s executive compensation programs. In February of each year, the Committee:

•

Reviews Company performance and individual executive performance for the prior year and approves payouts under our short-term incentive plan for all Executive Committee members, including our CEO and other NEOs.

•	Reviews performance results for the prior performance period and approves payouts for our long-term incentive plan.

•	Establishes the performance measures, performance goals and payout levels for awards under our short-term and long-term incentive plans for the upcoming performance periods.

•	Considers and determines the principal elements and target compensation for each NEO, including our CEO.

At its other meetings throughout the year, the Committee also:

•	Evaluates the overall effectiveness of our compensation philosophy and programs in supporting our business strategy and human resources objectives.

•	Reviews and approves the Comparator Group used to understand competitive market practices.

•	Reviews management’s recommendations regarding hiring, promotion, retention, severance, and compensation for individual executives.

To determine target pay levels, the Committee relies on external competitive market data, internal equity among the executives, individual performance and contributions, and guidance from its independent compensation consultant, FW Cook. To determine the payout of incentive awards, the Committee considers Company performance and management’s assessment of individual performance. While the Committee requests and considers advice and recommendations from its consultant and from management, ultimately the Committee decides these matters in its sole discretion.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee engages an independent compensation consultant to advise on our executive compensation programs and practices. The Committee has the sole authority and responsibility to select, retain, and terminate any consulting firm assisting in the evaluation of executive compensation, and to approve the compensation consultant’s fees and terms of engagement. The Committee continued to retain FW Cook in 2021 as its independent compensation consultant because of its extensive expertise and its independence from any other business relationship with Whirlpool.

FW Cook did not perform any services for Whirlpool in 2021 other than those requested by the Committee related to executive compensation and compensation for our Board of Directors. In 2021, FW Cook assisted with and advised the Committee on a variety of ongoing items, including review of materials prepared by management in advance of Committee meetings; review of public disclosures (including this CD&A and the accompanying tables and footnotes); review of the Comparator Group, CEO compensation analysis and advice to the Committee on typical market practices; and, in relation to the Comparator Group, emerging trends and best practices.

In evaluating the independence of FW Cook, the Committee considered the independence factors enumerated under SEC and NYSE rules, including the fact that FW Cook does not provide any other services to Whirlpool, the level of fees received from Whirlpool as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether FW Cook or the individual FW Cook advisors to the Committee own any Whirlpool stock or have any business or personal relationships with members of the Committee or our executive officers.

ROLE OF MANAGEMENT

Each year, the CEO and Chief Human Resources Officer make recommendations to the Committee regarding the design of the compensation and benefit programs for all executive officers. In addition, the CEO makes recommendations with

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COMPENSATION DISCUSSION AND ANALYSIS

respect to base salary, target short-term incentive compensation, target long-term incentive compensation, and total compensation levels for the NEOs other than himself, based on his assessment of individual performance and contributions to Whirlpool. The CEO and Chief Human Resources Officer recommend the performance measures and the performance goals for the short-term incentive and long-term incentive programs for adoption by the Committee. The Committee has authority to adopt or modify these metrics in its sole discretion. In addition, the CEO assesses the individual performance of the other NEOs to assist the Committee in making determinations regarding incentive program award payouts.

Human Resources Committee Report

The Human Resources Committee of the Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.

Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Whirlpool Corporation’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021.

HUMAN RESOURCES COMMITTEE

Greg Creed, Chair	Gerri T. Elliott

Samuel R. Allen	James M. Loree

Diane M. Dietz	Harish Manwani

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

38	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

2021 Executive Compensation Tables

2021 SUMMARY COMPENSATION TABLE

The following table presents compensation information for our NEOs during fiscal years 2021, 2020 and 2019. The table may not reflect the actual compensation received by any NEO for the periods indicated. For example, amounts recorded in the Stock Awards and Option Awards columns reflect the grant date fair value of the awards at the grant date and the targeted compensation for certain performance-based equity awards. The actual value of compensation realized by a NEO may vary from the amount reported below due to Company performance relative to pre-established incentive award criteria, the stock price on award distribution dates, and, in the case of stock options, differences between the stock price on the grant date and the stock price at exercise. As a second example, the amounts reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column represent an actuarial present value which may significantly increase or decrease reportable compensation in any given year depending on interest rates and other external factors.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (7)	All Other Compensation ($) (8)	Total ($)

Marc R. Bitzer Chairman and Chief Executive Officer	2021	1,315,000	—	6,801,705	3,149,966	4,208,000	3,070,010	207,220	18,751,901
	2020	1,255,208	—	6,428,294	3,029,689	4,208,000	1,957,677	172,541	17,051,409
	2019	1,279,167	—	6,341,437	2,717,768	2,302,500	1,171,410	187,212	13,999,494

James W. Peters Executive Vice President and Chief Financial Officer	2021	786,667	—	3,663,951	839,984	1,600,000	1,340,990	100,228	8,331,820
	2020	683,333	—	1,603,892	755,909	1,440,000	841,200	65,265	5,389,599
	2019	675,000	—	1,427,883	612,072	729,000	482,013	81,218	4,007,186

Joseph T. Liotine President and Chief Operating Officer (1)	2021	808,333	—	1,813,751	839,984	1,870,000	1,442,062	95,556	6,869,686
	2020	712,917	—	1,670,715	787,417	2,105,313	841,317	60,738	6,178,417
	2019	704,167	—	1,626,610	697,211	1,161,800	546,778	59,992	4,796,558

Gilles Morel Executive Vice President and President, EMEA (2)	2021	793,420	—	927,875	429,693	1,557,237	—	152,069	3,860,294
	2020	708,436	—	560,456	264,146	1,204,340	—	188,940	2,926,318
	2019	524,916	111,982	1,177,823	158,999	535,414	—	198,892	2,708,026

João C. Brega Executive Vice President and President, Whirlpool Latin America (3)	2021	670,165	—	565,606	261,938	1,389,841	—	219,017	3,106,567
	2020	533,392	—	531,817	250,651	1,118,876	—	174,418	2,609,154
	2019	670,892	—	2,734,104	275,937	975,659	—	198,173	4,854,765

(1)	Effective September 1, 2021, Mr. Liotine was promoted to President and Chief Operating Officer. Prior to this promotion, Mr. Liotine served as Executive Vice President and President, North America.

(2)	Compensation amounts for Mr. Morel paid in Euros have been converted to U.S. Dollars using a monthly average currency conversion rate for the applicable year.

(3)	Compensation amounts for Mr. Brega paid in Brazilian Reals have been converted to U.S. Dollars using a monthly average currency conversion rate for the applicable year.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	39

2021 EXECUTIVE COMPENSATION TABLES

(4)

Reflects grant date fair value of target PSUs, which represents the probable attainment level of these awards at the time of grant. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used to account for these awards. The annual grant of PSUs has a potential payout ranging from 0% to 200% of the target amount, while Mr. Peters’ special 2021 PSU grant has only one potential payout value. The grant date fair values of the maximum possible payout with respect to the 2021 PSU awards are as follows:

Name	2021 ($)

Marc R. Bitzer	13,603,410

James W. Peters	5,477,702

Joseph T. Liotine	3,627,502

Gilles Morel	1,855,750

João C. Brega	1,131,212

For the actual number of PSUs earned for the 2019-2021 performance period as well as target awards for the 2020-2022 and 2021-2023 performance periods, see the “2021 Outstanding Equity Awards at Fiscal Year-End” table.

(5)

Reflects the grant date fair value of stock option awards. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used in calculating these values.

(6)	Represents the cash incentive awards earned in 2021 under our short-term incentive program.

(7)

Reflects the change in actuarial present value of these benefits from December 31, 2020 to December 31, 2021. See the “2021 Pension Benefits” table for the actuarial present value of these benefits. None of our NEOs received above-market earnings on their non-qualified deferred compensation accounts.

(8)	The following table presents an itemized account of the amounts shown in the “All Other Compensation” column for each NEO in 2021:

Name	Personal Use of Whirlpool Aircraft (a) ($)	Other Perquisites (b) ($)	Defined Contribution Plan Contributions (c) ($)	Transportation Allowance (d) ($)	Insurance Premiums (e) ($)	Housing Allowance (f) ($)	Total ($)

Marc R. Bitzer	115,100	—	92,120	—	—	—	207,220

James W. Peters	45,009	82	55,137	—	—	—	100,228

Joseph T. Liotine	38,903	—	56,653	—	—	—	95,556

Gilles Morel	—	1,403	71,736	12,811	26,694	39,425	152,069

João C. Brega	—	19,864	133,096	36,372	29,685	—	219,017

(a)

Our reported cost for personal use of Whirlpool aircraft is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs are based on the actual average cost of fuel and industry standard rates for aircraft maintenance, landing and ramp fees, crew expenses, and supplies or catering. On certain occasions, a spouse, family member, or guest may accompany one of our NEOs on a flight. No additional operating cost is incurred in such situations under the foregoing methodology. We do not pay our NEOs any amounts in connection with taxes on income imputed to them for personal use of our aircraft.

(b)

Includes the incremental cost to Whirlpool of: Whirlpool products offered at discounted prices; personal use of property that we own or lease primarily for business purposes; and comprehensive health evaluations.

(c)

Represents Company contributions to the 401(k) Retirement Plan and the 401(k) Restoration Plan for Messrs. Bitzer, Peters, and Liotine. For Mr. Morel this amount represents Company contributions to the mandatory pension scheme in Italy. The amount for Mr. Brega consists of Whirlpool contributions to a defined contribution plan account maintained in Brazil.

(d)

For Mr. Morel, this amount includes the cost of the Company-provided car lease and fuel, consistent with typical market practices for executives in Italy. For Mr. Brega, this amount includes the cost of a car and driver.

(e)

Represents Company payments to provide life, health, and accident insurance programs to Mr. Morel, consistent with those programs customarily provided to executive-level employees of companies in Italy. For Mr. Brega, this amount represents payments to provide life and health insurance programs consistent with those programs customarily provided to executive-level employees of companies in Brazil.

(f)	Represents Company paid cost of temporary housing for Mr. Morel, consistent with the Company’s Global Mobility policy.

40	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

2021 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the 2021 Summary Compensation Table. In February 2021, we granted short-term cash incentives to our NEOs under PEP, and long-term incentives consisting of PSUs and non-qualified stock options under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan. Information regarding the treatment of these awards upon a qualifying termination, including following a change in control is set forth below and under the “2021 Potential Post-Termination Payments” section later in the proxy statement.

The Committee established both target and maximum award levels of PSUs with actual awards to be determined based on the achievement of specified performance objectives over a three-year performance period (2021 - 2023). Upon completion of the performance period, the Committee will approve award amounts in February 2024, determining the number of PSUs earned based on the level of achievement of the performance objectives. These PSU awards are scheduled to vest on March 1, 2024.

Generally, an executive must be employed by Whirlpool on the last day of the performance period in order to earn the short-term incentive award and be employed by Whirlpool on the vesting date in order to earn the PSU awards. However, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the PSU award, once the final award amount is determined by the Committee after the end of the performance period.

With respect to PSU awards, if an NEO dies or becomes disabled during the performance period, the award payout determined by the Committee at the end of the performance period is prorated based on the number of months of service completed over the three-year performance period.

Stock option grants are issued with an exercise price equal to the closing price of Whirlpool common stock as reported on the NYSE on the award date. The option term is ten years and options vest in three substantially equal annual installments, subject to the NEO’s continued employment through the applicable vesting date. If the NEO dies or becomes disabled, the stock options immediately vest and expire three years from the date of the event or the original expiration date (whichever occurs first), provided that vested options may not be exercised earlier than the first anniversary of grant. If the NEO retires, the stock options immediately vest and expire five years from the retirement date or the original expiration date (whichever occurs first). Options cannot be exercised before the first anniversary of the grant.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	41

2021 EXECUTIVE COMPENSATION TABLES

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marc R. Bitzer

PEP (2)	—	0	2,104,000	4,208,000	—	—	—	—	—	—	—

PSUs (3)	2/15/2021	—	—	—	0	36,762	73,524	—	—	—	6,801,705

Stock Options (4)	2/15/2021	—	—	—	—	—	—	—	60,068	199.93	3,149,966

James W. Peters

PEP (2)	—	0	800,000	1,600,000	—	—	—	—	—	—	—

PSUs (3)	2/15/2021	—	—	—	0	9,803	19,606	—	—	—	1,813,751

Stock Options (4)	2/15/2021	—	—	—	—	—	—	—	16,018	199.93	839,984

PSUs (5)	2/15/2021	—	—	—	0	10,000	10,000	—	—	—	1,850,200

Joseph T. Liotine

PEP (2)	—	0	935,000	1,870,000	—	—	—	—	—	—	—

PSUs (3)	2/15/2021	—	—	—	0	9,803	19,606	—	—	—	1,813,751

Stock Options (4)	2/15/2021	—	—	—	—	—	—	—	16,018	199.93	839,984

Gilles Morel

PEP (2)	—	0	778,619	1,557,237	—	—	—	—	—	—	—

PSUs (3)	2/15/2021	—	—	—	0	5,015	10,030	—	—	—	927,875

Stock Options (4)	2/15/2021	—	—	—	—	—	—	—	8,194	199.93	429,693

João C. Brega

PEP (2)	—	0	694,920	1,389,841	—	—	—	—	—	—	—

PSUs (3)	2/15/2021	—	—	—	0	3,057	6,114	—	—	—	565,606

Stock Options (4)	2/15/2021	—	—	—	—	—	—	—	4,995	199.93	261,938

(1)

Represents the grant date fair value for the equity awards reported in this table. For the PSUs for each NEO, the amount represents the grant date fair value at the award date based upon the probable outcome of the performance conditions. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our 2021 Annual Report on Form 10-K for a discussion of the relevant assumptions used to account for these awards.

(2)

Represents target and maximum potential payouts of short-term incentive awards for 2021 under PEP. See the column captioned “Non-Equity Incentive Plan Compensation” in the 2021 Summary Compensation Table for the actual payout amounts for 2021.

(3)

Represents PSU grants made in 2021 for the 2021 - 2023 performance period. Final award determination will be made in February 2024 by the Committee based on actual performance during the performance period. The awards will vest on March 1, 2024, subject to the NEO’s continued employment through the vesting date.

(4)

These stock options were granted as part of the Whirlpool long-term incentive program and vest over a three-year term in substantially equal annual installments on March 1 of each year, subject to the NEO’s continued employment through the applicable vesting date.

(5)

Represents a performance stock unit award granted to Mr. Peters in February 2021 that will vest on August 1, 2024, subject to Mr. Peters’ continued employment through such date and the achievement of a cumulative ongoing EBIT goal during the 2021-2023 performance period. There is no opportunity to earn more than the target number of PSUs.

42	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below lists outstanding equity grants for each NEO as of December 31, 2021. The table includes outstanding equity grants from past years, as well as 2021.

Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Marc R. Bitzer

Stock Options

2015	22,345	—		213.23	2/16/2025

2017	47,694	—		177.19	2/20/2027

2018	3,707	—		172.70	2/19/2028

2019	—	32,400		139.36	2/18/2029

2020	—	68,396		152.16	2/17/2030

2021	—	60,068		199.93	2/15/2031

PSUs

2019						91,008	(3)	21,355,937

2020									46,464	(4)	10,903,242

2021									36,762	(5)	8,626,571

RSUs						21,555	(6)	5,058,096

James W. Peters

Stock Options

2015	1,536	—		213.23	2/16/2025

2017	17,033	—		177.19	2/20/2027

2019	—	7,296		139.36	2/18/2029

2020	—	17,064		152.16	2/17/2030

2021	—	16,018		199.93	2/15/2031

PSUs

2019						20,492	(3)	4,808,653

2020									11,593	(4)	2,720,413

2021									9,803	(5)	2,300,372

2021									10,000	(7)	2,346,600

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	43

2021 EXECUTIVE COMPENSATION TABLES

Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Joseph T. Liotine

Stock Options

2015	4,335	—		213.23	2/16/2025

2018	3,496	—		172.70	2/19/2028

2019	8,311	8,311		139.36	2/18/2029

2020	8,889	17,776		152.16	2/17/2030

2021	—	16,018		199.93	2/15/2031

PSUs

2019						23,344	(3)	5,477,903

2020									12,076	(4)	2,833,754

2021									9,803	(5)	2,300,372

RSUs						7,500	(8)	1,759,950

Gilles Morel

Stock Options

2019	—	2,103		134.47	4/1/2029

2020	—	5,962		152.16	2/17/2030

2021	—	8,194		199.93	2/15/2031

PSUs

2019						5,518	(3)	1,294,854

2020									4,051	(4)	950,608

2021									5,015	(5)	1,176,820

RSUs						3,000	(9)	703,980

João C. Brega

Stock Options

2015	3,048	—		213.23	2/16/2025

2017	4,755	—		177.19	2/20/2027

2018	5,523	—		172.70	2/19/2028

2019	3,289	3,289		139.36	2/18/2029

2020	2,830	5,658		152.16	2/17/2030

2021	—	4,995		199.93	2/15/2031

PSUs

2019						9,238	(3)	2,167,789

2019						15,000	(10)	3,519,900

2020									3,844	(4)	902,033

2021									3,057	(5)	717,356

RSUs						7,500	(10)	1,759,950

44	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

(1)

These awards represent grants from 2019, 2020, and 2021. Beginning in 2019, all awards granted in February vest on March 1 immediately following the first, second and third anniversaries of the grant date. As of the last day of our 2021 fiscal year, (i) the awards granted in 2019 have one vesting date remaining: March 1, 2022; (ii) the awards granted in 2020 have two vesting dates remaining: March 1, 2022 and March 1, 2023, and (iii) the awards granted in 2021 have three vesting dates remaining: March 1, 2022, March 1, 2023, and March 1, 2024. Mr. Morel’s unvested 2019 stock options vest on April 1, 2022.

(2)

Represents unvested RSUs or PSUs multiplied by the closing price of our common stock ($234.66) on December 31, 2021, the last trading day of the year. The ultimate value of the awards will depend on the value of our common stock on the actual vesting date, and in the case of PSUs, the extent to which the performance objectives are achieved.

(3)

Represents earned but unvested PSUs granted in 2019 with a performance period from 2019-2021. Share amounts were determined on February 14, 2022, and vested on March 1, 2022. The value of the PSU awards vesting on March 1, 2022 are as follows: Mr. Bitzer, $18,313,540; Mr. Peters, $4,123,605; Mr. Liotine, $4,697,513; Mr. Morel, $1,110,387; and Mr. Brega, $1,858,963.

(4)

Represents PSUs granted in 2020, with a performance period of 2020-2022, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(5)

Represents PSUs granted in 2021, with a performance period of 2021-2023, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(6)

For Mr. Bitzer, represents RSUs that will vest and be distributed in shares of common stock upon a qualified retirement. Units vesting upon retirement are credited with dividend equivalents until distribution.

(7)

For Mr. Peters, represents PSUs granted February 2021 that will vest and be distributed in shares of common stock on August 1, 2024, subject to achievement of a cumulative ongoing EBIT goal for the 2021-2023 performance period, and his continued employment through the applicable vesting date.

(8)

For Mr. Liotine, represents 7,500 unvested RSUs that will vest and be distributed in shares of common stock on February 20, 2022, subject to his continued employment through the applicable vesting date.

(9)	For Mr. Morel, represents 3,000 unvested RSUs that will vest and be distributed in shares of common stock on May 1, 2022, subject to his continued employment through the applicable vesting date.

(10)

For Mr. Brega, represents 15,000 PSUs that will vest and be distributed in shares of common stock on March 1, 2023, subject to continued employment through the applicable vesting date, and achievement of the performance goals. Also included are 7,500 unvested RSUs that will vest and be distributed in shares of common stock on February 20, 2022, subject to his continued employment through the applicable vesting date.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	45

2021 EXECUTIVE COMPENSATION TABLES

2021 OPTION EXERCISES AND STOCK VESTED

The table below summarizes the value received from option exercises in 2021, and the value of PSUs and RSUs that vested in 2021.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Marc R. Bitzer	242,021	$19,626,409	37,744	$7,372,913

James W. Peters	46,496	$3,837,757	12,008	$2,476,643

Joseph T. Liotine	30,399	$2,452,981	4,280	$836,055

Gilles Morel	5,086	$485,101	3,000	$709,350

João C. Brega	13,109	$785,678	2,230	$435,608

(1)	Reflects gross number of shares (before reduction for tax withholding) vesting of PSU and RSU awards as shown in the table below.

(2)

The dollar value realized represents the pre-tax value received by each NEO upon the vesting of the RSU awards. The value realized is based on the closing stock price of Whirlpool stock on the NYSE on the vesting date.

	Payout of 2018-2020 PSU Awards	RSU Awards	Total Shares Vested

Marc R. Bitzer	37,744	—	37,744

James W. Peters	7,008	5,000	12,008

Joseph T. Liotine	3,504	776	4,280

Gilles Morel	—	3,000	3,000

João C. Brega	1,826	404	2,230

46	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

2021 PENSION BENEFITS

Defined Benefit Plans

Messrs. Peters and Liotine accrued benefits under the Whirlpool Employees Pension Plan, through December 31, 2006, when plan benefits were frozen. Effective January 1, 2018, the Whirlpool Employees Pension Plan and the four other qualified pension plans historically maintained by Whirlpool were consolidated into two new pension plans. Accrued benefits for Messrs. Peters and Liotine were transferred to the Whirlpool Tammy Employees Pension Plan (“WTEPP”) in conjunction with the plan consolidation. Messrs. Bitzer, Peters, and Liotine participate in the Supplemental Executive Retirement Plan (“SERP”). These plans provide a defined benefit upon retirement relative to salary and annual cash incentives earned during the employment period. The table presented in this section describes the estimated actuarial present value of accrued pension benefits through the end of our 2021 fiscal year for each of the NEOs listed in the table. The number of years of service credited to each NEO equals the NEO’s length of eligible service with Whirlpool. Whirlpool currently has a policy that prohibits crediting additional years of service under its pension plans.

What is the WTEPP?

The WTEPP is a qualified plan that, together with the other consolidated qualified pension plan, provides all eligible employees, which included most of our U.S. salaried workforce employed prior to the freezing of plan benefits as of December 31, 2006, with a defined benefit pension upon reaching retirement eligibility. For salaried benefits under WTEPP the formula is:

2% x years of credited service x average base salary
In this formula:

• “years of credited service” for salaried employees is generally based on hours worked as a salaried employee and also includes periods for which the employee was paid but did not work (such as vacation periods and holidays), periods of military service required to be recognized under federal law, and up to 24 months of long-term disability;

• “average base salary” generally means the average of base salary in effect during the 60 sequential (but not necessarily consecutive) full calendar months of a participant’s last 120 or fewer consecutive full calendar months of service before retirement or other termination of service that will produce the largest average monthly amount; and

• the maximum number of years of credited service under the plan is 30 years.

Retirement benefits under WTEPP are limited by the Internal Revenue Code. Benefits can be paid to plan participants in a variety of annuity forms or as a lump sum amount.

After reaching age 55 and completing five years of service with Whirlpool, salaried participants in this plan are eligible for early retirement benefits under the plan. Benefits paid prior to age 65 are reduced. The factors used to determine this reduction vary with the participant’s age. For example, salaried participants whose benefits have vested and who retire from active service at age 55 would have their retirement benefits reduced to 55% of the full retirement benefit payable at age 65.

What is the SERP?

The SERP is a non-qualified plan that provides a benefit based on annual cash incentive compensation, which supplements the benefit calculated on base salary under the WTEPP. With respect to benefits under SERP, the formula is:

2% x years of credited service x average of the highest 5 PEP awards earned over the last ten full years of employment
In this formula:
• “years of credited service” has the same meaning as it does under WTEPP described previously (except that credited service has not been frozen under the SERP); and
• the maximum number of years of service credited is 30 years.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	47

2021 EXECUTIVE COMPENSATION TABLES

After completing five years of service, our NEOs are eligible for benefits under the SERP upon termination of employment for any reason except a termination for cause, provided they have received one or more PEP awards within the last ten calendar years preceding their termination of employment.

The actuarial present values of benefits under our pension plans are calculated in accordance with the following assumptions: (1) discount rate: 2021 of 2.90% and 2020 of 2.50%; (2) assumed retirement age: 65; (3) no pre-retirement decrements; and (4) assumed form of payment: lump sum, determined as equal to the present value of the life annuity provided by the plans’ formulas and calculated based on the plans’ provisions, including an interest rate based on high-quality corporate bond yields (assumed to be 2.90%) and mortality assumption that is based on the Internal Revenue Service prescribed 417(e) mortality rates.

The actuarial increase during our 2021 fiscal year of the projected retirement benefits can be found in the 2021 Summary Compensation Table in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column (all amounts reported in that column represent actuarial increases in our plans).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)(1)
Marc R. Bitzer	WTEPP	—		—	—
	SERP	13		8,523,730	274,160
			Total	8,523,730	274,160
James W. Peters	WTEPP	2.67		73,606	—
	SERP	17.83		3,454,892	102,960
			Total	3,528,498	102,960
Joseph T. Liotine	WTEPP	2.33		49,213	—
	SERP	17.42		3,466,121	96,840
			Total	3,515,334	96,840

(1)

Amounts in this column reflect payment of FICA tax liability via early inclusion of the present value of the accumulated SERP benefit. The Present Value of Accumulated Benefit for each executive has been reduced by an equivalent amount.

Defined Contribution Plans

The Whirlpool 401(k) Retirement Plan provides a defined contribution retirement benefit qualified under Section 401(k) of the Internal Revenue Code. This plan offers participants a pre-tax retirement savings vehicle, plus employer contributions that encourage participant retirement savings, and provide additional assets for employees’ retirement. Most U.S.-based employees of Whirlpool, including the U.S.-based NEOs, are eligible to participate in this plan. This plan provides an automatic employer contribution of 3% of pay. The 401(k) plan provides for an employer match of up to 4% of pay, provided that participants contribute at least 5% of pay on a pre-tax basis to the plan, and is subject to contribution and benefit limitations under the Internal Revenue Code.

2021 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information about the non-qualified defined contribution deferred compensation plans in which our U.S.-based NEOs participate. Our U.S.-based NEOs participate in the Whirlpool Corporation Executive Deferred Savings Plan II (“EDSP II”). EDSP II became effective January 1, 2005, to comply with the requirements of Section 409A of the Internal Revenue Code.

EDSP II includes two components: the traditional component (EDSP II) and the added component (the Whirlpool Executive Restoration Plan or the “401(k) Restoration Plan”). The traditional EDSP II is designed to provide executives with pre-tax deferral opportunities beyond those offered by the Whirlpool 401(k) Retirement Plan and the 401(k) Restoration Plan.

Eligible executives may elect to contribute up to 75% of their short-term incentive payouts and long-term cash and RSU incentives under this component. For our NEOs, the 401(k) Restoration Plan allows base salary as the only form of compensation eligible for deferral under the plan.

Once an executive’s deferrals under the Whirlpool 401(k) Retirement Plan become limited by one or more Internal Revenue Code limitations, the executive’s elected deferrals will continue at the same rate, with such overage credited to their account under the 401(k) Restoration Plan.

48	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

A participant in EDSP II generally may select among the following post-termination distribution options: a lump sum payable seven months following termination; a lump sum payable in April following the first anniversary of termination; or in ten annual installments commencing seven months following termination. EDSP II (including both the traditional component and the 401(k) Restoration Plan component) is an unfunded non-qualified plan that is secured by our general assets. Amounts deferred are credited to record-keeping accounts for participants and the record-keeping balances are credited with earnings and losses measured by investments generally similar to those selected by executives and available in the Whirlpool 401(k) Retirement Plan. Participants may not make withdrawals during their employment, except in the event of hardship, as approved by the Committee.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Marc R. Bitzer

EDSP II		—	—	—	—

401(k) Restoration	39,800	71,820	122,285	—	1,624,914

Total	39,800	71,820	122,285	—	1,624,914

James W. Peters

EDSP II	479,169	—	227,256	—	1,069,277

401(k) Restoration	13,383	34,837	26,565	—	311,064

Total	492,552	34,837	253,820	—	1,380,341

Joseph T. Liotine

EDSP II	37,896	—	245,082	—	994,128

401(k) Restoration	20,967	36,353	22,654	—	606,826

Total	58,863	36,353	267,736	—	1,600,954

(1)

The amount of the contributions made by each NEO, as reported above, is also included in each NEO’s compensation reported under the 2021 Summary Compensation Table, either as “Salary,” “Non-Equity Incentive Plan Compensation,” or “Stock Awards.”

(2)

Represents the amount of the contributions made by Whirlpool to each NEO under the 401(k) Restoration Plan. These amounts are also reflected in the “All Other Compensation” column of the 2021 Summary Compensation Table.

(3)	The aggregate earnings (and losses) are not reported in the 2021 Summary Compensation Table as they do not represent above market or preferential earnings.

(4)

The aggregate balance at December 31, 2021, as reported in this column, reflects amounts that are either currently reported, were previously reported, or would have been reported if the NEO was an NEO in the applicable reporting year as compensation in the Summary Compensation Table for 2021 or prior years, except for the aggregate earnings on deferred compensation.

2021 POTENTIAL POST-TERMINATION PAYMENTS

This section describes compensation and benefits payable to each of our NEOs in each of the following circumstances: involuntary termination by Whirlpool for cause; involuntary termination by Whirlpool without cause; resignation; retirement; death; disability; and change in control (with a qualifying termination). The amounts shown in the narrative disclosure and tables below assume that termination of employment or a change in control occurred as of December 31, 2021, and estimate certain amounts which would be paid to our NEOs upon the specified event. The amounts shown in the narrative disclosure and tables below are calculated using the December 31, 2021 closing stock price of $234.66. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts paid or distributed may be different from the amounts reported below. Factors that could greatly affect these amounts include the timing during the year of any such event, our stock price, and the NEO’s age.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	49

2021 EXECUTIVE COMPENSATION TABLES

The following narrative disclosure and tables describe and quantify the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included, are distributions under the Whirlpool 401(k) Retirement Plan and non-U.S. savings plans, amounts payable under the U.S. salaried employee severance plan and, in certain circumstances, vested equity.

Also, information previously disclosed under the “2021 Pension Benefits” and “2021 Non-Qualified Deferred Compensation” tables is not repeated, except to the extent that the amounts payable to the NEO would be enhanced by the termination event described.

Involuntary Termination and Resignation

Generally, we provide no additional benefits to any of our NEOs in the event that the NEO resigns from Whirlpool, other than due to retirement, or if Whirlpool terminates the NEO’s employment involuntarily for cause.

As is customary for executives in Brazil, Mr. Brega would be entitled to a special severance payment equal to 12 months of salary in case of termination by Whirlpool decision or his retirement, under the terms of his employment contract.

Under our long-term incentive programs, resignation (other than due to retirement) and involuntary termination generally result in forfeiture of unvested PSUs, RSUs (other than certain legacy awards), and unvested options. Vested but unexercised options must be exercised within 30 days of termination. Certain legacy RSUs accelerate upon an involuntary termination without cause. Generally, in the event that we terminate the employment of an NEO involuntarily without cause, the payment of the value of these unvested RSUs is the only benefit to which the NEO is entitled. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $5,058,096 as of December 31, 2021.

The Committee may, in its discretion, approve severance benefits designed to mitigate economic injury to the NEO as a direct result of involuntary termination.

Retirement

As of the last day of our 2021 fiscal year, Mr. Bitzer and Mr. Brega were retirement eligible under the terms of our incentive plans. If a non retirement-eligible NEO chose to “retire” as of the last day of our 2021 fiscal year, the effect of that “retirement” would be the same as if the NEO had resigned, as described above.

A retirement-eligible NEO may be entitled to certain incentive awards upon separation from service, including payout of annual cash incentive, and accelerated vesting of all applicable unvested stock option awards upon retirement. Stock options must be exercised within five years of retirement or before the original expiration date, whichever occurs first. Unvested RSUs are forfeited upon retirement.

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2021 EXECUTIVE COMPENSATION TABLES

With respect to PSUs, following the conclusion of the performance period and the Committee’s approval of award payouts, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the award. The ratio used to determine the portion of the award to be received is the number of months worked by the NEO during the performance period over either 12 months or 36 months, depending on when the NEO became eligible to participate in the long-term incentive plan. Therefore, certain NEOs will receive a full award if they complete at least 12 months of service during the performance period. In either case, the amount of the award received is based on actual performance as determined by the Committee following completion of the performance period. The final amount of the 2020 – 2022 PSU awards, and the 2021 – 2023 PSU awards, which are earned upon retirement will be determined by the Committee following the end of the applicable performance period.

	RETIREMENT

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	—	4,208,000	40,885,750	10,816,552	—	—	55,910,302

James W. Peters	—	—	—	—	—	—	—

Joseph T. Liotine	—	—	—	—	—	—	—

João C. Brega	641,465	1,389,841	3,787,178	953,703	—	—	6,772,187

Gilles Morel	—	—	—	—	—	—	—

(1)	These amounts assume that 2019 – 2021 PSU awards paid out at the Committee-approved amount, and that 2020 – 2022 and 2021 –2023 PSU awards pay out at 100% of target in 2023 and 2024, respectively.

Death and Disability

In the event of death or disability, a NEO may receive a short-term incentive award at the discretion of the Committee, provided that the award shall be based on the actual amount the NEO would have received if the performance period had been completed.

Upon the death or disability of one of our NEOs, PSU awards would be prorated based on the NEO’s period of service during each applicable performance period. The amount of the award received is based on actual performance as determined by the Committee following the completion of each applicable performance period. RSUs vest in the event of death or disability prior to the applicable vesting date.

The vesting of stock options accelerates upon death or disability. In the event of disability, stock options must be exercised within three years from the date of termination due to disability or the original expiration date, whichever is earlier. In the event of death, stock option awards provide for exercise of options by the earlier of the third anniversary of death or the expiration date. In no event may an option be exercised within one year of the grant date.

	DEATH & DISABILITY

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits (2) ($)	Total ($)

Marc R. Bitzer	—	4,208,000	40,885,750	10,816,552	5,058,096	—	60,968,398

James W. Peters	—	1,600,000	7,389,052	2,659,394	—	—	11,648,446

Joseph T. Liotine	—	1,870,000	8,133,863	2,814,863	1,759,950	—	14,578,676

João C. Brega	641,465	1,389,841	3,787,178	953,703	1,759,950	—	8,532,137

Gilles Morel	—	1,557,237	2,281,912	987,142	703,980	—	5,530,271

(1)	These amounts assume that 2019 – 2021 PSU awards paid out at the Committee-approved amount, and that 2020 – 2022 and 2021 – 2023 PSU awards pay out at 100% of target in 2023 and 2024, respectively.

(2)	The designated beneficiaries of our NEOs would receive the same life insurance benefits generally available to all salaried employees.

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2021 EXECUTIVE COMPENSATION TABLES

Change in Control

In the event of a qualifying termination following a change in control as described more fully below, our NEOs may receive accelerated vesting and payout of previously unvested PSUs, stock options, and RSUs under the terms of those awards. In the event a successor corporation does not assume or provide a substitute for unvested equity awards, vesting of those awards may accelerate and become exercisable. Certain legacy RSU awards with extended vesting periods would accelerate and be paid out upon a change in control. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $5,058,096 as of December 31, 2021.

As provided in the following table, additional equity awards become payable only upon a qualifying termination following a change in control. In addition, we have change-in-control agreements with our NEOs. A “change in control,” in accordance with these agreements, is generally defined to include: the acquisition by any person or group of 30% or more of Whirlpool voting securities; a change in the composition of the Board such that the existing Board or persons who were approved by a majority of directors or their successors on the existing Board no longer constitute a majority; or the consummation of a merger or consolidation of Whirlpool. These agreements contain a “best net” approach to address the potential for any excise tax to be imposed for payments and benefits that would constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code. Under this provision, we will not provide a gross-up payment and will instead reduce payments to the NEO such that the aggregate amount equals the maximum amount that can be paid without triggering the imposition of the excise tax, if the net amount received by the NEO on an after-tax basis would be greater than it would be absent such a reduction.

Under these agreements, benefits are payable to our NEOs after a change in control, but only after a qualifying termination occurs. Qualifying terminations include: involuntary termination of the NEO by Whirlpool; voluntary termination by the NEO for good reason, as defined in the agreement; or a material breach of the change-in-control agreement by Whirlpool.

Cash severance resulting from these change-in-control agreements is paid out in a lump sum payment equal to the NEO’s unpaid base salary, unreimbursed business expenses, and all other items earned by and owed to the NEO through and including the date of the termination.

These agreements also provide for the lump sum cash payment of:

•

for Mr. Bitzer, the greater of three times the NEO’s annual base salary on the date of the termination or Mr. Bitzer’s annual base salary at any time during the 12 months prior to the change in control; for Messrs. Peters, Liotine, Morel, and Brega, the greater of two times the NEO’s annual base salary on the date of the termination or the NEO’s annual base salary at any time during the 12 months prior to the change in control;

•

for Mr. Bitzer, the greater of three times the current target bonus under PEP or Mr. Bitzer’s highest target bonus at any time during the 12 months prior to the change in control; for Messrs. Peters, Liotine, Morel, and Brega, the greater of two times the current target bonus under PEP or the NEO’s highest target bonus at any time during the 12 months prior to the change in control; and

•

the greater of the NEO’s pro rata target bonus under PEP or the highest target bonus opportunity at any time during the 12 months prior to the change in control, or the actual PEP bonus earned through the date of the termination, based on the NEO’s current level of goal achievement.

Our NEOs are also entitled to receive continued health and life insurance benefits for 18 months in connection with a qualifying termination after a change in control. The severance benefits provided include an amount, payable at the same time and in the same form as if paid from the non-qualified defined benefit pension plans, equal to the additional benefits that the NEO would be entitled under our non-qualified defined benefit pension plans if the NEO’s benefits had fully vested.

The continuation of the NEO’s benefits will be calculated at the same cost and at the same level of coverage as in effect on the date of termination.

52	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

2021 EXECUTIVE COMPENSATION TABLES

The amount of cash severance and benefits will be offset by any other severance-type payments the NEO may be eligible or entitled to receive from any other sources. The following table shows possible payouts to our NEOs as of December 31, 2021, triggered upon the occurrence of a change in control and a subsequent qualifying termination.

	CHANGE IN CONTROL WITH QUALIFYING TERMINATION

Named Executive Officer	Severance and Separation Payments (1) ($)	Annual (Short-term) Incentives ($)	PSUs ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	10,257,000	4,208,000	40,885,750	10,816,552	5,058,096	19,526	71,244,924

James W. Peters	3,200,000	1,600,000	7,389,052	2,659,394		19,526	14,867,972

Joseph T. Liotine	3,910,000	1,870,000	8,133,863	2,814,863	1,759,950	21,299	18,509,975

João C. Brega	2,779,682	1,389,841	3,787,178	953,703	1,759,950	—	10,670,354

Gilles Morel	3,191,867	1,557,237	2,281,912	987,142	703,980	—	8,722,138

(1)

Severance and Separation Payments could be reduced to provide “best net” amount, if full amount triggers excise tax for “excess parachute payment” under Section 4999 of the Internal Revenue Code, as described above. The amounts in this table do not reflect the application of any such reduction.

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PAY RATIO DISCLOSURE

Pay Ratio Disclosure

We are disclosing the relationship of the annual total compensation of our employees to the annual total compensation of Marc Bitzer, our Chairman and CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the weighting of our executive compensation program heavily towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on our performance against the pre-established performance goals. For 2021,

•	The median of the annual total compensation of all of our employees, other than Mr. Bitzer, was $27,128.

•

Mr. Bitzer’s annual total compensation was $18,764,918. This amount is the same amount as reported in the Total column of the 2021 Summary Compensation Table, except that this amount includes the company-paid portion of health insurance premiums, which are normally excluded for Summary Compensation Table purposes.

•	Based on this information, the ratio of the annual total compensation of Mr. Bitzer to the median of the annual total compensation of all employees is estimated to be 692 to 1.

IDENTIFICATION OF MEDIAN EMPLOYEE AND CALCULATION OF COMPENSATION

Our employee population declined as a result of the divestiture of our majority interest in our Whirlpool China business, as well as the sale of our business in Turkey. Due to the changes, we re-evaluated our employee population to determine the median of the annual total compensation of our employees.

As of December 31, 2021, we had 68,797 employees, with 20,816 employees based in the United States and 47,981 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. Whirlpool applied this de minimis exemption when identifying the median employee by excluding 2,666 employees in Russia. After taking into account the de minimis exemption, 20,816 employees in the United States and 45,315 employees located outside of the United States were considered for identifying the median employee.

For purposes of identifying the median employee from our employee population base, we considered base salary and base wages, as compiled from our payroll records. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees, and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the full year period ended December 31, 2021. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2021.

Using this methodology, we determined that our median employee was a full-time employee located in Brazil. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table. We converted such compensation to U.S. dollars according to exchange rates on December 31, 2021.

54	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

ITEM 2 – COMPENSATION ADVISORY VOTE

Item 2 – Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement. As discussed in detail above under “Compensation Discussion and Analysis,” we are focused on delivering superior stockholder value. To achieve our objectives, we employ a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with both a short-term and long-term focus;

•	A significant portion of pay should be performance-based, with the proportion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to the drivers of stockholder value over the long term; and

•	Components of compensation should be tied to an evaluation of business results and individual performance.

In support of our pay-for-performance philosophy, performance-based compensation in the form of short-term and long-term incentives constituted 90% of 2021 total target compensation for our CEO and 79% of 2021 total target compensation for our other NEOs. Our policies and provisions that are intended to support best practices in executive compensation include, among others:

•	No “golden parachute” excise tax gross-ups;

•	Adoption of double-trigger change-in-control equity vesting;

•	Insider Trading Policy provisions prohibiting hedging by any employee or director and pledging or trading on margin for executive officers and directors;

•	Adoption of robust stock ownership guidelines to reinforce the link between the interests of our NEOs (7x salary for our CEO) and those of stockholders;

•	Claw-back provisions in both our short-term and long-term incentive plans under which the repayment of awards may be required in certain circumstances; and

•	Decision-making by a fully independent compensation committee advised by an independent compensation consultant, FW Cook.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Whirlpool Corporation’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table, and the other related tables and disclosure.

This vote is advisory, and therefore not binding on Whirlpool, the Board, or the Human Resources Committee. The Board and the Human Resources Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider such stockholders’ concerns and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns. At the 2017 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding advisory votes on the Company’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Unless the Board determines otherwise, we will continue to hold advisory votes on the Company’s executive compensation on an annual basis, and the next advisory vote following this year’s vote will be held at the 2023 annual meeting of stockholders.

The Board of Directors recommends a vote FOR Item 2 for the approval of the compensation of Whirlpool Corporation’s NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table presents information as of December 31, 2021, with respect to Whirlpool Corporation compensation plans under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (1)

Equity compensation plans approved by security holders	1,865,493	(2)	173.08	(3)	2,414,962

Equity compensation plans not approved by security holders	—		—		—

Total	1,865,493		173.08		2,414,962

(1)

Excluding securities in the “Number of securities to be issued upon exercise of outstanding options, warrants and rights” column. Represents shares available under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan. Plan shares covering outstanding equity awards are debited on a one-for-one basis for each stock option awarded, on a 2.5-to-one basis for each restricted stock unit awarded, and on a 2.5-to-one basis for each performance stock unit awarded. Performance stock units are debited assuming a maximum award payout (200%) under the plan. Any shares subject to an award that are forfeited, terminated, or canceled (including shares subject to performance stock unit awards that do not vest based on performance) will again become available for issuance under the plan, with the number of shares determined based on the share-deduction ratio used to debit such shares from the plan.

(2)

This amount includes 843,635 shares subject to outstanding stock options with a weighted average remaining contractual term of 1.7 years, and 1,021,858 shares subject to outstanding restricted stock units and performance stock units granted under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan and the Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan.

(3)	The weighted-average exercise price information does not include any outstanding restricted stock units or performance stock units.

56	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Matters Relating to Independent Registered Public Accounting Firm

FEES

For the years indicated, Ernst & Young LLP billed or is expected to bill Whirlpool the following fees (in millions):

	Year ended December 31,

	2021 ($)	2020 ($)

Audit Fees	14.1	13.6

Audit-Related Fees	0.9	0.3

Tax Fees	5.4	6.3

All Other Fees	—	—

Total	20.4	20.2

Audit-related fees are principally comprised of ESG-related assurance services. Tax fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, and assistance with tax audits and appeals. Approximately $2.6 million of fiscal year 2021 tax fees were related to tax compliance services provided to Whirlpool. All of these fees were approved by the Audit Committee.

PRE-APPROVAL POLICY FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

Pursuant to its written charter, the Audit Committee, or a subcommittee thereof, is responsible for approving in advance all audit and permitted non-audit services the independent registered public accounting firm performs for us. In recognition of this responsibility, the Audit Committee has established a policy to approve in advance all audit and permitted non-audit services the independent registered public accounting firm provides. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee a request for approval of services expected to be rendered during that year. This request outlines each of the four categories listed above, and the Audit Committee approves these services by category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees in comparison to the budget at least once per year (additionally if fees exceed pre-approved amounts) by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original advance approval. In those instances, the Audit Committee requires specific approval in advance before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to make advance approval to one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any such approval decisions to the Audit Committee at its next scheduled meeting. A copy of the Audit Committee Pre-Approval Policy appears on our website: www.whirlpoolcorp.com/policies.

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AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee provides independent oversight of Whirlpool’s accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool’s management. In addition, the Audit Committee retains our independent registered public accounting firm, reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, reviews and monitors our assessment of internal controls, approves in advance audit and permitted non-audit services provided by the independent registered public accounting firm, approves all fees paid to the independent registered public accounting firm, and monitors our activities designed to assure compliance with legal and regulatory requirements as well as Whirlpool’s ethical standards. The Audit Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit Committee operates under a written charter adopted by our Board.

The Audit Committee has reviewed our audited consolidated financial statements for 2021 with management, and management has represented to the Audit Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and the sufficiency of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for 2021 with Ernst & Young LLP (“EY”), our independent registered public accounting firm for 2021, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with EY its judgment as to the quality, not just the acceptability, of Whirlpool’s accounting principles. In addition, the Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee met seven times during the fiscal year ended December 31, 2021.

The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for fiscal 2022.

AUDIT COMMITTEE

Michael D. White, Chair	John D. Liu

Gary T. DiCamillo	James M. Loree

Jennifer A. LaClair	Patricia K. Poppe

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

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ITEM 3 – RATIFICATION OF ERNST & YOUNG LLP

Item 3 – Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2022

RESOLVED, that the appointment of Ernst & Young LLP to audit the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2022, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee has appointed and the Board is asking shareholders to ratify the selection of Ernst & Young LLP (“EY”) to audit and report on the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2022. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, and is involved in the selection of the firm’s lead engagement partner.

EY served as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2021, and EY has served as Whirlpool Corporation’s independent registered public accounting firm since 1927. The members of the Audit Committee believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Whirlpool Corporation and its stockholders.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of the independent registered public accounting firm. For the selection of EY, this evaluation has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. In addition, the Committee considered the benefits of EY’s deep knowledge of our global operations, accounting policies and practices, and internal control over financial reporting which contribute to a high-quality and cost effective audit.

Representatives of EY will attend the annual meeting of stockholders and may make a statement if they wish. They will be available to answer appropriate questions at the annual meeting. To pass, this proposal requires the affirmative vote of a majority of the outstanding common stock present in person or by proxy at the annual meeting and entitled to vote. In the event that the selection of EY is not ratified by the stockholders, the Audit Committee will take that event into account in connection with any future decisions as to the selection of a firm to serve as Whirlpool Corporation’s independent registered public accounting firm, although by law the Audit Committee has final authority over the determination of whether to retain EY or another firm at any time.

The Board of Directors recommends that stockholders vote FOR Item 3, which ratifies the selection of Ernst & Young LLP as the independent registered public accounting firm for Whirlpool and its subsidiaries for fiscal 2022.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information about the Annual Meeting and Voting

WHY AM I RECEIVING THESE MATERIALS?

You received these proxy materials because our Board is soliciting your proxy to vote your shares at our annual meeting of stockholders. By giving your proxy, you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS?

As permitted by SEC rules, we are making this proxy statement and our annual report (the “Proxy Materials”) available to our stockholders electronically via the Internet. On or about March 9, 2022, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials and how to vote their shares online. If you receive a Notice Regarding the Availability of Proxy Materials (a “Notice”) by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Notice provides instructions on how to review the Proxy Materials and submit your voting instructions over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions contained in the Notice for requesting such materials.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

The SEC’s rules permit us to deliver a single Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions prior to the mailing date. If you prefer to receive separate copies of the Notice or Proxy Materials now or in the future, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY, 11717, and we will deliver a separate copy promptly. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Proxy Materials for your household, please contact Broadridge at the above phone number or address.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD, OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., Shareholder Services, at (877) 453-1504; TDD/TTY for hearing impaired at (800) 490-1493 or in writing at P.O. Box 505000, Louisville, KY, 40233-5000. If you hold your shares through a bank or broker, you can contact your bank or broker to request consolidation.

WHO CAN VOTE ON MATTERS PRESENTED AT THE ANNUAL MEETING?

Stockholders of record of Whirlpool common stock as of the record date, February 22, 2022, are entitled to vote on matters presented at the annual meeting. Each of the approximately 58,462,497 shares of Whirlpool common stock issued and outstanding as of that date is entitled to one vote.

WHAT IS THE DIFFERENCE BETWEEN HOLDING STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Whirlpool Corporation’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares. If your shares are held in a stock brokerage account, bank, or

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

other holder of record, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW DO I VOTE MY SHARES?

You may attend the annual meeting and vote your shares in person if you are a record holder. If you are a beneficial owner, you may obtain a legal proxy from your broker, bank, or other holder of record, attend the annual meeting, and vote your shares in person. You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of Proxy Materials.

•

By Internet - If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed set of Proxy Materials by mail, by following the instructions provided with your Proxy Materials and on your proxy card or voting instruction card.

•

By Telephone - If you have Internet access, you may obtain instructions on voting by telephone by following the Internet access instructions provided in the Notice. If you received a printed set of Proxy Materials, your proxy card or voting instruction card will provide instructions to vote by telephone.

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By Mail - If you received a printed set of Proxy Materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, nominee, or trustee for shares held beneficially in street name, and mailing it in the enclosed envelope.

A Notice cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

WHAT IF I SUBMIT MY PROXY OR VOTING INSTRUCTIONS, BUT DO NOT SPECIFY HOW I WANT MY SHARES TO BE VOTED?

If you are a stockholder of record and you do not specify how you want to vote your shares on your signed proxy card or by Internet or telephone, then the proxy holders will vote your shares in the manner recommended by the Board for all matters presented in this proxy statement and as they determine in their discretion with respect to other matters presented for a vote at the annual meeting. If you are a beneficial owner and you do not give specific voting instructions, the institution that holds your shares may generally vote your shares on routine matters, but may not vote your shares on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is called a broker non-vote. The only routine matter included in this proxy statement is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022.

WHAT IF OTHER BUSINESS COMES UP AT THE ANNUAL MEETING?

If any nominee named herein for election as a director is not available to serve, the accompanying proxy will be voted in favor of the remainder of those nominated and may be voted for a substitute nominee. Whirlpool expects all nominees to be available to serve and knows of no matter to be brought before the annual meeting other than those covered in this proxy statement. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

WHAT IF I WANT TO REVOKE MY PROXY OR CHANGE MY VOTE?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways: (1) by submitting written notice of revocation to the Corporate Secretary at the address provided under “Communications Between Stockholders and the Board;” (2) by submitting another proxy via the Internet, telephone, or mail that is dated as of a later date and properly signed; or (3) by voting in person at the annual meeting. You may change your vote by

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

submitting another timely vote by Internet, telephone, mail, or voting in person at the annual meeting. If you are a beneficial owner, you must contact the institution that holds your shares to revoke your voting instructions or change your vote.

WHAT IF I HOLD SHARES THROUGH THE WHIRLPOOL 401(K) RETIREMENT PLAN?

If you participate in the Whirlpool 401(k) Retirement Plan and hold shares of Whirlpool stock in your plan account as of the record date, you will receive a request for voting instructions from the plan custodian (“Vanguard”) with respect to your plan shares. If you hold Whirlpool shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m. Eastern Time on April 14, 2022, the Whirlpool shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by submitting either a written notice of revocation or a properly executed proxy dated as of a later date prior to the deadline for voting plan shares.

WHAT SHOULD I KNOW ABOUT ATTENDING THE ANNUAL MEETING?

We continue to monitor developments regarding the COVID-19 pandemic, including protocols that federal, state and local governments have imposed. We will enforce appropriate protocols consistent with then applicable guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our investor relations website and we encourage you to check this website prior to the Annual Meeting if you plan to attend. Our top priority is to protect the health and well-being of our stockholders, employees and the general public.

If you attend, please note that you will be asked to check in at the registration desk and present valid photo identification. Please check in at least 15 minutes prior to the start of the meeting to ensure timely entry to the meeting. If you are a beneficial owner, you will also need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. If you wish to designate someone as a proxy to attend the annual meeting on your behalf, that person must bring a valid legal proxy containing your signature and printed or typewritten name as it appears in the list of registered stockholders or on your account statement if you are a beneficial owner. Cameras, recording devices, cell phones, and other electronic devices will not be permitted at the meeting other than those operated by Whirlpool or its designees. All bags, briefcases, and packages will need to be checked at the door and/or will be subject to search.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the voting results.

WILL MY VOTE BE CONFIDENTIAL?

Our Board has adopted a policy requiring all votes to be kept confidential from management except when disclosure is made public by the stockholder, required by law, and/or in other limited circumstances.

WHAT IS THE QUORUM FOR THE ANNUAL MEETING?

Stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or represented by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

Item 1: Election of Directors. For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director nominee must receive the majority of the votes cast with respect to that director

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

nominee (number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee).

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Whirlpool Corporation’s Named Executive Officer compensation.

Item 3: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2022. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the ratification of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for 2022.

Other Business. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve any other matter that may properly come before the meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

Abstentions will have no effect on Item 1. Abstentions will be treated as being present and entitled to vote on Items 2 and 3, and therefore, will have the effect of votes against such proposals. If you do not provide your broker or other nominee with instructions on how to vote your shares held in street name, your broker or nominee will not be permitted to vote them on non-routine matters, such as Items 1 and 2, which will result in a broker non-vote. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Items 1 and 2, and will not affect the outcome on those Items. We encourage you to provide instructions to your broker regarding how to vote your shares.

WHO WILL PAY FOR THIS PROXY SOLICITATION?

Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $15,000 plus certain reasonable expenses for assistance by D.F. King & Co., Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, Whirlpool employees, and by D.F. King & Co., Inc., personally and by mail, telephone, or other electronic means.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL FOR THE 2023 ANNUAL MEETING?

Our annual meeting of stockholders is generally held on the third Tuesday in April. Any stockholder proposal that you intend to have us include in our proxy statement for the annual meeting of stockholders in 2023 must be received by the Corporate Secretary of Whirlpool at corporate_secretary@whirlpool.com by November 9, 2022, and must otherwise comply with the SEC’s rules in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeting. Other proposals must be received by the Corporate Secretary of Whirlpool personally, by registered or certified mail sent to the address provided under “Communications Between Stockholders and the Board” by January 18, 2023, and must satisfy the procedures set forth in our by-laws to be considered at the 2023 annual meeting. In addition to the notice and informational requirements contained in our by-laws, as noted in the prior sentence, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2023.

Stockholders may also, under certain circumstances, nominate directors for inclusion in our proxy materials by complying with the requirements in our by-laws. For more information regarding proxy access, please see the next question.

HOW DO I NOMINATE A DIRECTOR USING PROXY ACCESS?

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, who have held 3% or more of our outstanding shares continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

To be included in the proxy materials for our 2023 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 10, 2022 and November 9, 2022. Such notice must be delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our Proxy Materials.

Forward-Looking statements

Certain of the statements included in this proxy statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this proxy statement.

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ANNEX A: NON-GAAP RECONCILIATION

Annex A: Non-GAAP Reconciliation

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as “ongoing business” measures, including ongoing earnings per diluted share, ongoing earnings before interest and taxes (EBIT), adjusted free cash flow or free cash flow, and gross debt leverage. Ongoing business measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing business operations and provide a better baseline for analyzing trends in our underlying businesses. Management believes that adjusted free cash flow and free cash flow provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations. Management believes that Gross Debt Leverage (Gross Debt/Ongoing EBITDA) provides stockholders with a clearer basis to assess the Company’s ability to pay off its incurred debt.

FULL-YEAR 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2021. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate was 22.2%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 23.5%.

Ongoing Earnings Before Interest & Taxes (EBIT) Reconciliation: in millions	Twelve Months Ended December 31, 2021

Net earnings (loss) available to Whirlpool (1)	$1,783

Net earnings (loss) available to noncontrolling interests	23

Income tax expense	518

Interest expense	175

Earnings before interest & taxes	$2,499

Restructuring expense	38

(Gain) loss on previously held equity interest	(42)

(Gain) loss on sale and disposal of businesses	(107)

Product warranty and liability (income) expense	(9)

Ongoing EBIT(2)	$2,379

(1)	Net earnings margin is approximately 8.1% for the twelve months ended December 31, 2021 and is calculated by dividing net earnings (loss) available to Whirlpool by consolidated net sales.

(2)	Ongoing EBIT margin is 10.8% for the twelve months ended December 31, 2021 and is calculated by dividing Ongoing EBIT by consolidated net sales.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	A-1

ANNEX A: NON-GAAP RECONCILIATION

Ongoing Earnings Per Diluted Share Reconciliation:	Twelve Months Ended December 31, 2021

Earnings per diluted share	$28.36

Restructuring expense	0.61

(Gain) loss on previously held equity interest	(0.50)

(Gain) loss on sale and disposal of businesses	(1.69)

Product warranty and liability expense	(0.14)

Income tax impact	0.41

Normalized tax rate adjustment	(0.46)

Ongoing earnings per diluted share	$26.59

ADJUSTED FREE CASH FLOW AND FREE CASH FLOW

The Company defines adjusted free cash flow as cash provided by (used in) operating activities less capital expenditures and including proceeds from the sale of assets/businesses, and changes in restricted cash. The reconciliation provided below reconciles twelve months ended December 31, 2021 adjusted free cash flow and free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow excludes proceeds from the sale of assets and businesses and changes in restricted cash, and is defined as cash provided by (used in) operating activities less capital expenditures.

Adjusted Free Cash Flow and Free Cash Flow Reconciliation: in millions	Twelve Months Ended December 31, 2021

Cash provided by (used in) operating activities	$2,176

Capital expenditures	(525)

Proceeds from sale of assets and businesses	302

Change in restricted cash	10

Adjusted free cash flow	$1,963

Less: Proceeds from sale of assets and businesses	302

Less: Change in restricted cash	10

Free cash flow	$1,651

Cash provided by (used in) investing activities	$(660)

Cash provided by (used in) financing activities	$(1,339)

A-2	ç	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATION

GROSS DEBT LEVERAGE (GROSS DEBT/ONGOING EBITDA)

The reconciliation provided below reconciles the non-GAAP financial measure ongoing EBITDA to net earnings available to Whirlpool, for the twelve months ended December 31, 2021.

Ongoing earnings before interest, taxes, depreciation & amortization:	Twelve Months Ended December 31, 2021

Net earnings (loss) available to Whirlpool	$1,783

Net earnings (loss) available to noncontrolling interests	23

Income tax expense (benefit)	518

Interest expense	175

Earnings before interest & taxes	$2,499

Restructuring costs	38

(Gain) loss on previously held equity interest	(42)

(Gain) loss on sale and disposal of businesses	(107)

Product warranty and liability expense	(9)

Ongoing earnings before interest & taxes	$2,379

Depreciation and amortization	494

Ongoing earnings before interest, taxes, depreciation & amortization	$2,873

The reconciliation provided below reconciles Whirlpool’s Gross Debt outstanding, for the twelve months ended December 31, 2021.

Gross debt outstanding:	Twelve Months Ended December 31, 2021

Long-term debt	$4,929

Current maturities of long-term debt	298

Notes payable	10

Gross debt outstanding	$5,237

The reconciliation provided below calculates Whirlpool’s Gross Debt to ongoing EBITDA ratio, for the twelve months ended December 31, 2021.

Gross debt to ongoing EBITDA ratio:	Twelve Months Ended December 31, 2021

Gross debt outstanding	$5,237

Ongoing earnings before interest, taxes, depreciation and amortization	$2,873

Gross debt leverage (gross debt to ongoing EBITDA) ratio	1.8

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	ç	A-3

WHIRLPOOL CORPORATION 2000 NORTH M-63 BENTON HARBOR, MI 49022-2692

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 18, 2022 for shares held directly and by 11:59 P.M. ET on April 14, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 18, 2022 for shares held directly and by 11:59 P.M. ET on April 14, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D68293-P66170 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHIRLPOOL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Samuel R. Allen	☐	☐	☐

1b. Marc R. Bitzer	☐	☐	☐

1c. Greg Creed	☐	☐	☐

1d. Gary T. DiCamillo	☐	☐	☐

1e. Diane M. Dietz	☐	☐	☐

1f. Gerri T. Elliott	☐	☐	☐

1g. Jennifer A. LaClair	☐	☐	☐

1h. John D. Liu	☐	☐	☐

1i. James M. Loree	☐	☐	☐

1j. Harish Manwani	☐	☐	☐

1k. Patricia K. Poppe	☐	☐	☐

	For	Against	Abstain

1l. Larry O. Spencer	☐	☐	☐

1m. Michael D. White	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Advisory vote to approve Whirlpool Corporation’s executive compensation.	☐	☐	☐

3. Ratification of the appointment of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for 2022.	☐	☐	☐

NOTE: I also authorize my proxies to vote in their discretion with regard to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D68294-P66170

WHIRLPOOL CORPORATION

Annual Meeting of Stockholders

April 19, 2022 at 8:00 AM (Chicago Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc R. Bitzer and Bridget K. Quinn, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WHIRLPOOL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Chicago Time, on April 19, 2022, at 331 N. LaSalle, Chicago, IL 60654.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side